                                                                  EXECUTION COPY

                        MORTGAGE LOAN PURCHASE AGREEMENT

          Mortgage Loan Purchase Agreement, dated as of October 25, 2005 (the
"Agreement"), between UBS Real Estate Investments Inc. (together with its successors and permitted assigns hereunder, the "Seller"), UBS Principal Finance
LLC, as an additional party responsible for the Seller's obligations hereunder
(in such capacity, together with its successors and permitted assigns hereunder, the "Additional Party"), and Structured Asset Securities Corporation II
(together with its successors and permitted assigns hereunder, the "Purchaser").

          The Seller intends to sell and the Purchaser intends to purchase certain multifamily and commercial mortgage loans (the "Mortgage Loans") as provided herein. The Purchaser intends to deposit the Mortgage Loans, together with certain other multifamily and commercial mortgage loans (the "Other Loans";
and, together with the Mortgage Loans, the "Securitized Loans"), into a trust fund (the "Trust Fund"), the beneficial ownership of which will be evidenced by multiple classes (each, a "Class") of mortgage pass-through certificates (the
"Certificates") to be identified as the LB-UBS Commercial Mortgage Trust
2005-C7, Commercial Mortgage Pass-Through Certificates, Series 2005-C7. One or
more "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund. The Certificates will be issued pursuant to a
Pooling and Servicing Agreement, to be dated as of October 11, 2005 (the
"Pooling and Servicing Agreement"), between the Purchaser, as depositor,
Wachovia Bank, National Association, as master servicer (the "Master Servicer"),
Midland Loan Services, Inc., as special servicer (the "Special Servicer"),
LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO
Bank, N.V., as fiscal agent. Capitalized terms used but not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement, as in effect on the Closing Date.

          The Purchaser has entered into an Underwriting Agreement (the
"Underwriting Agreement"), dated as of the date hereof, with Lehman Brothers
Inc. ("Lehman") and UBS Securities LLC ("UBSS" and, together with Lehman in such capacity, the "Underwriters"), whereby the Purchaser will sell to the
Underwriters all of the Certificates that are to be registered under the
Securities Act of 1933, as amended (the "Securities Act"). The Purchaser has also entered into a Certificate Purchase Agreement (the "Certificate Purchase
Agreement"), dated as of the date hereof, with Lehman and UBSS (together in such capacity, the "Placement Agents"), whereby the Purchaser will sell to the
Placement Agents all of the remaining Certificates (other than the Residual
Interest Certificates).

          In connection with the transactions contemplated hereby, the Seller,
UBS Americas Inc. (the "Co-Indemnitor"), the Purchaser, the Underwriters and the
Placement Agents have entered into an Indemnification Agreement (the
"Indemnification Agreement"), dated as of the date hereof.

          Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

          SECTION 1. Agreement to Purchase.

          The Seller agrees to sell, and the Purchaser agrees to purchase, the
Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Exhibit A. The Mortgage

Loan Schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Mortgage Loans will have an aggregate principal balance of $768,227,117 (the "Initial UBS Pool Balance") as of the close of business on the Cut-off Date, after giving effect to any and all payments of principal due thereon on or before such date, whether or not received. The purchase and sale of the Mortgage Loans shall take place on
November 4, 2005 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The consideration for the Mortgage Loans shall consist of: (A) a cash amount equal to a percentage (mutually agreed upon by the parties hereto) of the Initial UBS Pool Balance, plus interest accrued on each Mortgage Loan at the related Mortgage Rate (net of the related
Administrative Cost Rate), for the period from and including October 11, 2005 up to but not including the Closing Date, which cash amount shall be paid to the
Seller or its designee by wire transfer in immediately available funds (or by such other method as shall be mutually acceptable to the parties hereto) on the
Closing Date; and (B) a 32.84959% Percentage Interest in each Class of Residual
Interest Certificates (all such Residual Interest Certificates, the "Seller's
Residual Interest Certificates").

          SECTION 2. Conveyance of Mortgage Loans.

          (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof and satisfaction or waiver of the conditions to closing set forth in Section 8 hereof, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller (other than the primary servicing rights) in and to the Mortgage Loans identified on the
Mortgage Loan Schedule as of such date. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement and the
Pooling and Servicing Agreement.

          (b) The Purchaser or its assignee shall be entitled to receive all scheduled payments of principal and interest due after the Cut-off Date, and all other recoveries of principal and interest collected after the Cut-off Date
(other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date). All scheduled payments of principal and interest due on or before the Cut-off Date for each Mortgage Loan, but collected after such date, shall belong to, and be promptly remitted to, the Seller.

          (c) On or before the Closing Date, the Seller shall, on behalf of the initial Purchaser, deliver to and deposit with (i) the Trustee or a Custodian appointed thereby, a Mortgage File for each Mortgage Loan in accordance with the terms of, and conforming to the requirements set forth in, the Pooling and
Servicing Agreement, with copies of each Mortgage File to be delivered by the
Trustee to, upon request, the Master Servicer (at the expense of the Trustee), within 10 Business Days of such request; and (ii) the Master Servicer (or, at the direction of the Master Servicer, to the appropriate Sub-Servicer), all unapplied Escrow Payments and Reserve Funds in the possession or under the control of the Seller that relate to the Mortgage Loans.

          (d) The Seller shall, through an Independent third party (the
"Recording Agent") retained by it, as and in the manner provided in the Pooling and Servicing Agreement (and in any event within 45 days following the later of the Closing Date and the date on which all necessary recording information is available to the Recording Agent), cause (i) each assignment of Mortgage and each assignment of Assignment of Leases, in favor of, and delivered as part of the related Mortgage File to the Trustee, to be submitted for recordation in the appropriate public office for real property records, and

                                       -2-

(ii) such assignments to be delivered to the Trustee following their return by the applicable public recording office, with copies of any such returned assignments to be delivered by the Trustee to the Master Servicer, at the expense of the Seller, at least every 90 days after the Closing Date (or at additional times upon the request of the Master Servicer if reasonably necessary for the ongoing administration and/or servicing of the related Mortgage Loan by the Master Servicer); provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of
Assignment of Leases, a certified copy of the recorded original shall be forwarded to the Trustee. If any such document or instrument is lost or returned unrecorded because of a defect therein, then the Seller shall prepare a substitute therefor or cure such defect or cause such to be done, as the case may be, and the Seller shall deliver such substitute or corrected document or instrument to the Trustee (or, if the Mortgage Loan is then no longer subject to the Pooling and Servicing Agreement, to the then holder of such Mortgage Loan).

          The Seller shall bear the out-of-pocket costs and expenses of all such recording and delivery contemplated in the preceding paragraph, including, without limitation, any out-of-pocket costs and expenses that may be incurred by the Trustee in connection with any such recording or delivery performed by the
Trustee at the Seller's request and the fees of the Recording Agent.

          Pursuant to the Pooling and Servicing Agreement and a letter agreement dated November 4, 2005 (the "Filing Letter Agreement") between Anthracite
Capital, Inc. ("AHR"), the Depositor, the UBS Mortgage Loan Seller and the
Trustee, the Trustee, through a third party (the "Filing Agent") retained by it, as and in the manner provided in the Pooling and Servicing Agreement and at the expense of AHR (and in any event within 45 days following the later of the
Closing Date and the date on which all necessary filing information is available to the Filing Agent), is required to cause (i) each assignment of Uniform
Commercial Code financing statements prepared by the Seller, in favor of, and delivered as part of the related Mortgage File to the Trustee, to be submitted for filing in the appropriate public office, and (ii) such assignments to be delivered to the Trustee following their return by the applicable public filing office, with copies of any such returned assignments to be delivered by the
Trustee to the Master Servicer, at the expense of the Seller, at least every 90 days after the Closing Date (or at additional times upon the request of the
Master Servicer if reasonably necessary for the ongoing administration and/or servicing of the related Mortgage Loan by the Master Servicer). The Seller hereby agrees to reasonably cooperate with the Trustee and the Filing Agent with respect to the filing of the assignments of Uniform Commercial Code financing statements as described in this paragraph and to forward to the Trustee filing confirmation, if any, received in connection with such Uniform Commercial Code financing statements filed in accordance with this paragraph. Notwithstanding the foregoing, to the extent the Trustee provides AHR, pursuant to the Filing
Letter Agreement, with an invoice for the expenses (i) reasonably to be incurred in connection with the filings referred to in this paragraph and (ii) required to be paid by AHR pursuant to the Filing Letter Agreement, and such expenses are not paid by AHR in advance of such filings, the Trustee, pursuant to the Pooling and Servicing Agreement and the Filing Letter Agreement and at the expense of the Seller, shall only be required to cause the filing agent to file the assignments of such Uniform Commercial Code financing statements with respect to
Mortgage Loans secured by hotel or hospitality properties.

          (e) With respect to any Mortgage Loan, the following documents (other than any document that constitutes part of the Mortgage File for such Mortgage
Loan): copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to the related mortgagor delivered in connection with the closing of such Mortgage Loan, escrow

                                       -3-

agreements, reserve agreements, organization documentation for the related mortgagor, organizational documentation for any related guarantor or indemnitor, if the related guarantor or indemnitor is an entity, insurance certificates or insurance review reports, leases for tenants representing 10% or more of the annual income with respect to the related Mortgaged Property, final seismic report and property management agreements, rent roll, property operating statement and financial statements for the related guarantor or indemnitor, cash management or lockbox agreement, zoning letters or zoning reports and the documents, if any, specifically set forth on Exhibit C hereto (collectively, the
"Mortgage Origination Documents"), but in each case, only if the subject document (a) was in fact obtained in connection with the origination of such
Mortgage Loan, (b) is reasonably necessary for the ongoing administration and/or servicing of such Mortgage Loan by the Master Servicer or Special Servicer in
connection with its duties under the Pooling and Servicing Agreement, and (c) is in the possession or under the control of the Seller shall, within 45 days of the Closing Date, be delivered or caused to be delivered by the Seller to the
Master Servicer (or, at the direction of the Master Servicer, to the appropriate
Sub-Servicer); provided that the Seller shall not be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations.

          (f) After the Seller's transfer of the Mortgage Loans to the
Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Seller to the
Purchaser.

          (g) In connection with the obligations of the Master Servicer under
Sections 3.01(g) and 3.19(c) of the Pooling and Servicing Agreement, with regard to each Mortgage Loan that is secured by the interests of the related Mortgagor in a hospitality property (identified on Schedule VI to the Pooling and
Servicing Agreement) and each Mortgage Loan that has a related letter of credit, the Seller shall deliver to and deposit with the Master Servicer, on or before the Closing Date, any related franchise agreement, franchise comfort letter and the original of such letter of credit. Further, in the event, with respect to a
Mortgage Loan with a related letter of credit, the Master Servicer determines that a draw under such letter of credit has become necessary under the terms thereof prior to the assignment of such letter of credit having been effected in accordance with Section 3.01(g) of the Pooling and Servicing Agreement, the
Seller shall, upon the written direction of the Master Servicer, use its best efforts to make such draw or to cause such draw to be made on behalf of the
Trustee.

          (h) Pursuant to the Pooling and Servicing Agreement, the Master
Servicer shall review the documents with respect to each Mortgage Loan delivered by the Seller pursuant to or as contemplated by Section 2(e) hereof and provide each Seller and the Controlling Class Representative and the Special Servicer
with a certificate (the "Master Servicer Certification") within 90 days of the
Closing Date acknowledging its (or the appropriate Sub-Servicer's) receipt as of the date of the Master Servicer Certification of such documents actually received (provided that such review shall be limited to identifying the document received, the Serviced Trust Mortgage Loan to which it purports to relate, that it appears regular on its face and that it appears to have been executed (where appropriate)). Notwithstanding anything to the contrary set forth herein, to the extent the Seller has not been notified in

                                       -4-

writing of its failure to deliver any document with respect to a Mortgage Loan required to be delivered pursuant to or as contemplated by Section 2(e) hereof prior to the date occurring 18 months following the date of the Master Servicer
Certification, the Seller shall have no obligation to provide such document.

          (i) In addition, on the Closing Date, the Seller shall deliver (i) to the Master Servicer for deposit in the Pool Custodial Account, the Initial
Deposits relating to the Mortgage Loans, and (ii) to the Trustee for deposit in the Interest Reserve Account, the Interest Reserve Deposit with respect to each
Mortgage Loan that is an Interest Reserve Mortgage Loan.

          SECTION 3. Representations, Warranties and Covenants of Seller and
Additional Party.

          (a) Each of the Seller and the Additional Party (each, for purposes of this Section 3(a), a "Representing Party") hereby represent and warrant to and covenant with the Purchaser, as of the date hereof, that:

The Representing Party is duly organized or formed, as the case may be, validly existing and in good standing as a legal entity under the laws of the State of
Delaware and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement.

This Agreement has been duly and validly authorized, executed and delivered by the Representing Party and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Representing Party, enforceable against the Representing Party in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of creditors' rights in general, and (B) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

The execution and delivery of this Agreement by the Representing Party and the
Representing Party's performance and compliance with the terms of this Agreement will not (A) violate the Representing Party's organizational documents, (B)
violate any law or regulation or any administrative decree or order to which the
Representing Party is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Representing Party is a party or by which the Representing Party is bound.

The Representing Party is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Representing Party's reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Representing Party or its properties or have consequences that would materially and adversely affect its performance hereunder.

The Representing Party is not a party to or bound by any agreement or instrument or subject to any organizational document or any other corporate or limited liability company (as applicable) restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Representing Party's

                                       -5-

reasonable and good faith judgment, materially and adversely affect the ability of the Representing Party to perform its obligations under this Agreement or that requires the consent of any third person to the execution and delivery of this Agreement by the Representing Party or the performance by the Representing
Party of its obligations under this Agreement.

Except for the recordation and/or filing of assignments and other transfer documents with respect to the Mortgage Loans, as contemplated by Section 2(d)
hereof, no consent, approval, authorization or order of, registration or filing with, or notice to, any court or governmental agency or body, is required for the execution, delivery and performance by the Representing Party of or compliance by the Representing Party with this Agreement or the consummation of the transactions contemplated by this Agreement; and no bulk sale law applies to such transactions.

No litigation is pending or, to the best of the Representing Party's knowledge, threatened against the Representing Party that would, in the Representing
Party's good faith and reasonable judgment, prohibit its entering into this
Agreement or materially and adversely affect the performance by the Representing
Party of its obligations under this Agreement.

No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Representing Party are pending or contemplated.

          In addition, the Seller hereby further represents and warrants to, and covenants with, the Purchaser, as of the date hereof, that:

Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller will report the transfer of the Mortgage Loans to the
Purchaser, as provided herein, as a sale of the Mortgage Loans to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan). The consideration received by the Seller upon the sale of the Mortgage Loans to the Purchaser will constitute at least reasonably equivalent value and fair consideration for the Mortgage
Loans. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Mortgage Loans to the Purchaser. The
Seller is not selling the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of the creditors of the Seller. After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the
Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business. The Mortgage Loans do not constitute all or substantially all of the assets of the Seller. The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

The Seller will acquire the Seller's Residual Interest Certificates for its own
account and not with a view to, or sale or transfer in connection with, any distribution thereof, in whole or in part, in any manner that would violate the
Securities Act or any applicable state securities laws.

The Seller understands that (A) the Seller's Residual Interest Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (B) neither the Purchaser nor any other party is obligated so to register or qualify the Seller's Residual
Interest Certificates and (C) neither the Seller's Residual Interest
Certificates nor any security issued in

                                       -6-

exchange therefor or in lieu thereof may be resold or transferred unless it is
(1) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (2) sold or transferred in a transaction which is exempt from such registration and qualification and the
Certificate Registrar has received the certifications and/or opinions of counsel required by the Pooling and Servicing Agreement.

The Seller understands that it may not sell or otherwise transfer the Seller's
Residual Interest Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has or, as of the Closing Date, will have carefully reviewed, and that the Seller's Residual Interest Certificates will bear legends that identify the transfer restrictions to which such Certificates are subject.

Neither the Seller nor anyone acting on its behalf has (A) offered, transferred, pledged, sold or otherwise disposed of any Seller's Residual Interest
Certificate, any interest in a Seller's Residual Interest Certificate or any other similar security to any person in any manner, (B) solicited any offer to buy or accept a transfer, pledge or other disposition of any Seller's Residual
Interest Certificate, any interest in a Seller's Residual Interest Certificate or any other similar security from any person in any manner, (C) otherwise approached or negotiated with respect to any Seller's Residual Interest
Certificate, any interest in a Seller's Residual Interest Certificate or any other similar security with any person in any manner, (D) made any general solicitation by means of general advertising or in any other manner, or (E)
taken any other action, that (in the case of any of the acts described in clauses (A) through (E) above) would constitute a distribution of the Seller's
Residual Interest Certificates under the Securities Act, would render the disposition of the Seller's Residual Interest Certificates a violation of
Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Seller's Residual Interest Certificates pursuant thereto. The Seller will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Seller's Residual Interest Certificates, any interest in the
Seller's Residual Interest Certificates or any other similar security.

The Seller has been furnished with all information regarding (A) the Purchaser,
(B) the Seller's Residual Interest Certificates and distributions thereon, (C)
the nature, performance and servicing of the Other Loans, (D) the Pooling and
Servicing Agreement and the Trust Fund, and (E) all related matters, that it has requested.

The Seller is either (a) a "qualified institutional buyer" within the meaning of
Rule 144A under the Securities Act or (b) an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all its equity owners are "accredited investors" as defined in such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Seller's Residual Interest Certificates. The Seller has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Seller is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

The Seller is not a Plan and is not directly or indirectly acquiring the
Seller's Residual Interest Certificates on behalf of, as named fiduciary of, as trustee of or with assets of a Plan.

The Seller is a United States Tax Person and is not a Disqualified Organization.

                                       -7-

          (b) The Seller hereby makes, for the benefit of the Purchaser, with respect to each Mortgage Loan, as of the Closing Date or as of such other date expressly set forth therein, each of the representations and warranties set forth on Exhibit B hereto.

          (c) The Seller intends to transfer the Seller's Residual Interest
Certificates to Wachovia Bank, National Association on or about the Closing
Date; and, in connection therewith, the Seller will comply with all of the requirements of Section 5.02 of the Pooling and Servicing Agreement, as in
effect on the Closing Date, and applicable law. The Seller hereby directs the
Purchaser to cause the Seller's Residual Interest Certificates to be registered in the name of JPMorgan Chase Bank upon initial issuance.

          SECTION 4. Representations and Warranties of the Purchaser.

          In order to induce the Seller to enter into this Agreement, the
Purchaser hereby represents and warrants for the benefit of the Seller and the
Additional Party as of the date hereof that:

The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the full corporate power and authority and legal right to acquire the Mortgage Loans from the Seller and to transfer the Mortgage Loans to the Trustee.

This Agreement has been duly and validly authorized, executed and delivered by the Purchaser and, assuming due authorization, execution and delivery hereof by the Seller and the Additional Party, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of creditors' rights in general, and (B) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

The execution and delivery of this Agreement by the Purchaser and the
Purchaser's performance and compliance with the terms of this Agreement will not
(A) violate the Purchaser's organizational documents, (B) violate any law or regulation or any administrative decree or order to which the Purchaser is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Purchaser is a party or by which the Purchaser is bound.

Except as may be required under federal or state securities laws (and which will be obtained on a timely basis), no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, or the consummation by the
Purchaser of any transaction described in this Agreement.

Under GAAP and for federal income tax purposes, the Purchaser will report the transfer of the Mortgage Loans by the Seller to the Purchaser, as provided herein, as a sale of the Mortgage Loans to the Purchaser in exchange for the consideration specified in Section 1 hereof.

                                       -8-

          SECTION 5. Notice of Breach; Cure; Repurchase.

          (a) If the Seller receives written notice or obtains actual knowledge with respect to any Mortgage Loan (i) that any document constituting a part of clauses (a)(i) through (a)(xiii) of the definition of Mortgage File or a document, if any, specifically set forth on Exhibit D hereto, has not been executed (if applicable) or is missing (a "Document Defect") or (ii) of a breach of any of the Seller's representations and warranties made pursuant to Section
3(b) hereof (each such breach, a "Breach") relating to any Mortgage Loan, and such Document Defect or Breach, as of the date specified in Section 5(b)(i)
hereof, materially and adversely affects the value of the Mortgage Loan, then such Document Defect shall constitute a "Material Document Defect" or such
Breach shall constitute a "Material Breach", as the case may be. In the event the Seller obtains actual knowledge of a Material Document Defect or Material
Breach, then the Seller shall deliver written notification to the Trustee with respect thereto. Then, following receipt by the Seller of a Seller/Depositor
Notification with respect to such Material Document Defect or Material Breach, as the case may be, the Seller shall (subject to Sections 5(f), (g) and (h)
hereof), (A) not later than (1) 90 days after the Seller and the Purchaser have agreed upon the existence of such Material Document Defect or Material Breach or
(2) 60 days after an arbitration panel makes a binding determination, in accordance with the provisions of Section 5(i) hereof, that a Material Document
Defect or Material Breach exists or (B) in the case of a Material Document
Defect or Material Breach that affects whether a Mortgage Loan was, as of the
Closing Date, is or will continue to be a "qualified mortgage" within the meaning of the REMIC Provisions (a "Qualified Mortgage"), not later than 90 days following the discovery by any party of such Material Document Defect or
Material Breach (each of such 90-day period referred to in clause (A)(1) above, or such 60-day period referred to in clause (A)(2) above, or such 90-day period referred to in clause (B) above, as applicable, is referred to as the "Initial
Resolution Period"): (i) cure such Material Document Defect or Material Breach, as the case may be, in all material respects (which cure shall include payment of any out-of-pocket expenses that are reasonably incurred and directly attributable to pursuing such a claim based on such Material Document Defect or
Material Breach associated therewith), or (ii) if such Material Document Defect or Material Breach, as the case may be, cannot be cured within the Initial
Resolution Period, repurchase the affected Mortgage Loan (or the related
Mortgaged Property) from, and in accordance with the directions of, the
Purchaser or its designee, at a price equal to the Purchase Price; provided that if (a) such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period,
(b) any such Material Breach or Material Document Defect, as the case may be, does not affect whether the Mortgage Loan was, as of the Closing Date, is or will continue to be a Qualified Mortgage, (c) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document
Defect, as the case may be, within the applicable Initial Resolution Period, and
(d) the Seller shall have delivered to the Purchaser a certification executed on behalf of the Seller by an officer thereof confirming that such Material Breach or Material Document Defect, as the case may be, is not capable of being cured within the applicable Initial Resolution Period, setting forth what actions the
Seller is pursuing in connection with the cure thereof and stating that the
Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed, 90 days beyond the end of the Initial Resolution Period (in the event the Seller and the
Purchaser have agreed upon the existence of such Material Document Defect or
Material Breach as described under Section 5(a)(ii)(A)(1)), or 45 days beyond the end of the Initial Resolution Period (in the event an arbitration panel has made a binding determination, as described under Section 5(a)(ii)(A)(2) hereof, that a Material Document Defect or Material Breach exists), then the

                                       -9-

Seller shall have such additional 90-day period or 45-day period, as the case may be (each such period, the "Resolution Extension Period"), to complete such cure or, failing such, to repurchase the affected Mortgage Loan (or the related
Mortgaged Property); and provided, further, that, if any such Material Document
Defect is still not cured after the Initial Resolution Period and any such applicable Resolution Extension Period solely due to the failure of the Seller to have received a recorded document, then the Seller shall be entitled to continue to defer its cure and repurchase obligations in respect of such
Material Document Defect so long as the Seller certifies to the Purchaser every six months thereafter that the Material Document Defect is still in effect solely because of its failure to have received the recorded document and that the Seller is diligently pursuing the cure of such defect (specifying the actions being taken). The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section
2.02(b) of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or Material Breach or knowledge or awareness by the Seller of any Material Document Defect or Material
Breach.

          If, during the period of deferral by the Seller of its cure and repurchase obligations as contemplated by the last proviso of the penultimate sentence of the preceding paragraph, the Mortgage Loan that is the subject of the Material Document Defect either becomes a Specially Serviced Mortgage Loan or becomes the subject of a proposed or actual assumption of the obligations of the related Mortgagor under such Mortgage Loan, then, following receipt by the
Seller of a Seller/Depositor Notification providing notice of such event, the
Seller shall cure the subject Material Document Defect within the time period specified in such Seller/Depositor Notification. If, upon the expiration of such period, the Seller has failed to cure the subject Material Document Defect, the
Master Servicer or the Special Servicer, as applicable, shall be entitled (but not obligated) to perform the obligations of the Seller with respect to curing the subject Material Document Defect and, in the event of such an election, the
Seller shall pay all reasonable actual out-of-pocket costs and expenses in connection with the applicable servicer's effecting such cure.

          (b) 1. Provided that any Seller/Depositor Notification with respect to a Material Document Defect or Material Breach is received by the Seller in accordance with the provisions of the Pooling and Servicing Agreement), within
24 months of the Closing Date, the material and adverse effect of the related
Document Defect or Breach shall be determined as of the date hereof. After the expiration of 24 months following the Closing Date, the material and adverse effect of any Document Defect or Breach that was not the subject of another
Seller/Depositor Notification, received by the Seller (in accordance with the provisions of the Pooling and Servicing Agreement), within 24 months of the
Closing Date, shall be determined as of the date of such Seller/Depositor
Notification.

In the event the Seller is obligated to repurchase any Mortgage Loan pursuant to this Section 5, such obligation shall extend to any successor REO Mortgage Loan with respect thereto as to which (A) the subject Material Breach existed as to the subject predecessor Mortgage Loan prior to the date the related Mortgaged
Property became an REO Property or within 90 days thereafter, and (B) as to which the Seller had received, no later than 90 days following the date on which the related Mortgaged Property became an REO Property, a Seller/Depositor
Notification from the Trustee regarding the occurrence of the applicable
Material Breach and directing the Seller to repurchase the subject Mortgage
Loan.

          (c) If one or more (but not all) of the Mortgage Loans constituting a
Cross-Collateralized Group are to be repurchased by the Seller as contemplated by Section 5(a) hereof, then,

                                      -10-

prior to the subject repurchase, the Seller or its designee shall use reasonable efforts, subject to the terms of the related Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Mortgagor and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized
Group that are to be repurchased, on the one hand, and the remaining Mortgage
Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage
Loan Schedule as directly corresponding thereto; provided that, if such
Cross-Collateralized Group is still subject to the Pooling and Servicing
Agreement, then no such termination shall be effected unless and until (i) the
Purchaser or its designee has received from the Seller (A) an Opinion of Counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust and (B) written confirmation from each Rating
Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Certificates and (ii) the Controlling Class
Representative (if one is acting) has consented (which consent shall not be unreasonably withheld and shall be deemed to have been given if no written objection is received by the Seller within 10 Business Days of the Controlling
Class Representative's receipt of a written request for such consent); and
provided, further, that the Seller may, at its option, purchase the entire
Cross-Collateralized Group in lieu of terminating the cross-collateralization.
All costs and expenses incurred by the Purchaser or its designee pursuant to this paragraph shall be included in the calculation of Purchase Price for the
Mortgage Loan(s) to be repurchased. If the cross-collateralization of any
Cross-Collateralized Group is not or cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining whether the subject Breach or Document Defect, as the case may be, materially and adversely affects the value of such Cross-Collateralized Group, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

          (d) It shall be a condition to any repurchase of a Mortgage Loan by the Seller pursuant to this Section 5 that the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the
Seller (or as otherwise required to be prepared, executed and delivered under the Pooling and Servicing Agreement), in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such
Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder. If any Mortgage Loan is to be repurchased as contemplated by this Section 5, the Seller shall amend the
Mortgage Loan Schedule to reflect the removal of such Mortgage Loan and shall forward such amended schedule to the Purchaser.

          (e) Any repurchase of a Mortgage Loan pursuant to this Section 5 shall be on a whole loan, servicing released basis. The Seller and the Additional
Party shall have no obligation to monitor the Mortgage Loans regarding the existence of a Breach or Document Defect. It is understood and agreed that the obligations of the Seller set forth in this Section 5 constitute the sole remedies available to the Purchaser with respect to any Breach or Document
Defect.

          (f) Notwithstanding the foregoing, if there exists a Breach of that portion of the representation or warranty on the part of the Seller set forth in, or made pursuant to, paragraph (xlviii) of Exhibit B to this Agreement, specifically relating to whether or not the Mortgage Loan documents or any particular Mortgage Loan document for any Mortgage Loan requires the related
Mortgagor to bear the reasonable costs and expenses associated with the subject matter of such representation or warranty,

                                      -11-

as set forth in such representation or warranty, then the Purchaser or its designee will direct the Seller in writing to wire transfer to the Custodial
Account, within 90 days of receipt of such direction, the amount of any such reasonable costs and expenses incurred by the Trust that (i) are due from the
Mortgagor, (ii) otherwise would have been required to be paid by the Mortgagor if such representation or warranty with respect to such costs and expenses had in fact been true, as set forth in the related representation or warranty, (iii)
have not been paid by the Mortgagor, (iv) are the basis of such Breach and (v)
constitute "Covered Costs". Upon payment of such costs, the Seller shall be deemed to have cured such Breach in all respects. Provided that such payment is made, this paragraph describes the sole remedy available to the Purchaser regarding any such Breach, regardless of whether it constitutes a Material
Breach, and the Seller shall not be obligated to otherwise cure such Breach or repurchase the affected Mortgage Loan under any circumstances. Amounts deposited in the Pool Custodial Account pursuant to this paragraph shall constitute
"Liquidation Proceeds" for all purposes of the Pooling and Servicing Agreement
(other than Section 3.11(c) of the Pooling and Servicing Agreement).

          (g) Subject to Section 5(f) hereof and the last three sentences of this paragraph, if the Seller determines that a Material Breach (other than a
Material Breach of a representation or warranty on the part of the Seller set forth in and made pursuant to paragraph (xvii) of Exhibit B to this Agreement)
or a Material Document Defect with respect to a Mortgage Loan is not capable of being cured in accordance with Section 5(a) hereof, then in lieu of repurchasing such Mortgage Loan the Seller may, at its sole option, pay a cash amount equal to the loss of value (each such payment, a "Loss of Value Payment") with respect to such Mortgage Loan, which loss of value is directly attributed to such
Material Breach or Material Document Defect, as the case may be. The amount of each such Loss of Value Payment shall be determined either (i) by mutual agreement of the Special Servicer on behalf of the Trust with respect to the subject Material Breach or Material Document Defect, as the case may be, and the
Seller, or (ii) by an arbitration panel pursuant to a binding arbitration proceeding in accordance with Section 5(i) hereof; provided that, in the event there is an arbitration proceeding for determining the existence of a Material
Breach or a Material Document Defect with respect to any Mortgage Loan, such arbitration proceeding must also include a determination of the amount of the loss of value to such Mortgage Loan directly attributed to such Material Breach or such Material Document Defect, as the case may be. Provided that such payment is made, this paragraph describes the sole remedy available to the Purchaser regarding any such Material Breach or Material Document Defect and the Seller
shall not be obligated to otherwise cure such Material Breach or Material
Document Defect or repurchase the affected Mortgage Loan based on such Material
Breach or Material Document Defect under any circumstances. Notwithstanding the foregoing provisions of this Section 5(g), if 95% or more of the loss of value to a Mortgage Loan was caused by a Material Breach or Material Document Defect, which Material Breach or Material Document Defect is not capable of being cured, this Section 5(g) shall not apply and the Seller shall be obligated to repurchase the affected Mortgage Loan at the applicable Purchase Price in accordance with Section 5(a) hereof. Furthermore, the Seller shall not have the option of delivering Loss of Value Payments in connection with any Material
Breach relating to a Mortgage Loan's failure to be a Qualified Mortgage. In the event there is a Loss of Value Payment made by the Seller in accordance with this Section 5(g), the amount of such Loss of Value Payment shall be deposited into the Loss of Value Reserve Fund to be applied in accordance with Section
3.05(e) of the Pooling and Servicing Agreement.

          In the event the amount of any Loss of Value Payment is determined by an arbitration panel pursuant to a binding arbitration proceeding in accordance with Section 5(i) hereof, then such Loss of Value Payment shall also include the payment of any costs and expenses (including costs incurred in

                                      -12-

establishing the amount of any related loss of value to the subject Mortgage
Loan, including reasonable legal fees) that are reasonably incurred in good faith by the Master Servicer, the Special Servicer and/or the Trustee (on behalf of the Trust) in enforcing the rights of the Trust against the Seller with respect to the subject Material Breach or Material Document Defect, as the case may be; provided that, that in the event the Seller tenders a loss of value payment in a specified amount in connection with a Material Breach or Material
Document Defect, as the case may be, prior to the institution of arbitration proceedings and that offer is rejected and an amount equal to or less than the loss of value payment originally tendered by the Seller is ultimately determined by an arbitration panel pursuant to a binding arbitration proceeding in accordance with Section 5(i) hereof to be the actual amount of the Loss of Value
Payment attributed to such Material Breach or Material Document Defect, as the case may be, then that Loss of Value Payment shall not include the payment of any costs or expenses incurred in enforcing the rights of the Trust against the
Seller with respect to the subject Material Breach or Material Document Defect, as the case may be; provided, further, that if the Special Servicer request a loss of value payment from the Seller of a specified amount in connection with a
Material Breach or Material Document Defect, as the case may be, and the Seller refuses to pay that amount and an amount equal to or greater than the loss of value payment originally requested by the Special Servicer is ultimately determined by an arbitration panel pursuant to a binding arbitration proceeding in accordance with Section 5(i) hereof to be the actual Loss of Value Payment attributable to such Material Document Defect or Material Breach, then that Loss of Value Payment shall also include the payment of any costs or expenses reasonably incurred in good faith in enforcing the rights of the Trust against the Seller with respect to the subject Material Breach or Material Document
Defect, as the case may be; and provided, further, that, if the Seller tenders a loss of value payment in connection with a Material Breach or Material Document
Defect, as the case may be, in a specified amount, and the Special Servicer rejects such tender and requests a greater loss of value payment amount, and an amount in between the respective amounts tendered and requested is ultimately determined by an arbitration panel pursuant to a binding arbitration proceeding in accordance with Section 5(i) hereof to be the actual Loss of Value Payment attributable to such Material Breach or Material Document Defect, as the case may be, then that Loss of Value Payment shall also include the payment of an amount equal to the product of (i) all costs and expenses reasonably incurred in connection with that arbitration proceeding, multiplied by (ii) a fraction, the numerator of which is the excess of the amount determined by that arbitration proceeding over the amount tendered by the Seller, and the denominator of which is the excess of the amount requested by the Special Servicer over the amount tendered by the Seller. Notwithstanding the foregoing, in the event any Loss of
Value Payment is determined by the parties hereto by mutual agreement (and not by an arbitration proceeding), that Loss of Value Payment shall not include any costs and expenses incurred by the Master Servicer, the Special Servicer or the
Trustee unless such costs and expenses were specifically included in such mutual agreement.

          (h) Notwithstanding the foregoing, if there exists a Material Breach of the representation or warranty on the part of the Seller set forth in and made pursuant to paragraph (xvii) of Exhibit B to this Agreement, and the subject Mortgage Loan becomes a Qualified Mortgage prior to the expiration of the Initial Resolution Period applicable to a Material Document Defect or
Material Breach that affects whether a Mortgage Loan is a Qualified Mortgage, and without otherwise causing an Adverse REMIC Event or an Adverse Grantor Trust
Event, then such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such Breach.

                                      -13-

          (i) The parties hereto agree that any controversy or claim (a
"Dispute") arising under Section 5(a), Section 5(b) and/or Section 5(g) of this
Agreement shall be resolved in accordance with the following
Mediation/Arbitration procedures in this Section 5(i).

          If the Seller receives a Seller/Depositor Notification pursuant to
Section 5(a) of this Agreement regarding the alleged existence of a Material
Document Defect or Material Breach and requesting the Seller to cure or repurchase the affected Mortgage Loan in connection therewith (a "Notice"), and the Seller does not agree upon the existence of such Material Document Defect or
Material Breach within 90 days of receiving such Notice, then, unless otherwise agreed to by the parties involved in the Dispute, that Dispute shall be submitted to non-binding mediation in accordance with the provisions of this paragraph; provided, that if the Seller is proceeding to cure the subject
Material Document Defect or Material Breach, then that Dispute shall not be submitted to mediation until the expiration of the related Resolution Extension
Period and the failure of the Seller to complete such cure (unless otherwise agreed to by the parties involved in the Dispute). Following the 90-day period referred to in the preceding sentence and subject to the preceding proviso, any party to this Agreement that is involved in the Dispute may send a written letter (a "Mediation Letter") to another party to this Agreement that they wish the mediation process to begin between the sender and the recipient of such
Mediation Letter. Following receipt of a Mediation Letter, a mediator(s) shall be selected by agreement of the parties to the mediation. If such parties cannot agree on a mediator, [a mediator will be designated by the JAMS/Endispute at the request of any party (provided that any mediator so designated must be acceptable to both the Seller and the Purchaser or its assignee)] [then the mediation shall be conducted by three mediators, one of which shall be selected by the Seller and one of which shall be selected by the Purchaser or its assignee. Each of the parties to the mediation shall submit the name of the person it has selected to serve as a mediator to the opposing party within 10 days of the date of the Mediation Letter. If either party fails to submit the name of its selected mediator within 10 days of the date of the Mediation
Letter, the other party shall have the right to select the second mediator in addition to its own mediator (provided that such party has submitted the name of its selected mediator within 10 days of the date of the Mediation Letter). The two mediators selected by the party(ies) shall appoint a third mediator within
20 days of the date of the Mediation Letter or such longer time period as agreed to by the parties to the mediation. Any mediator(s) so designated must be acceptable to both the Seller and the Purchaser or its assignee.] Any mediators appointed or selected pursuant to the provisions of this paragraph must be experienced professionals in the CMBS industry.

          Any mediation related to a particular Dispute and commenced in accordance with the preceding paragraph must be completed within 90 days of the date of the Mediation Letter (or a longer period, if the parties to the mediation agreed to extend the mediation). Any mediation referred to in this
Section 5(i) shall be conducted in the manner specified by the mediator(s) and agreed upon by the Seller and the Purchaser or its assignee and any such mediation shall be conducted in New York City to the exclusion of all other locations (unless otherwise agreed to by the parties to the mediation). During the mediation process, the parties to the mediation shall discuss their differences voluntarily and in good faith and attempt, with the assistance of the mediator(s) as a facilitator of the negotiations, to reach an amicable resolution of the Dispute. The mediation will be treated as a settlement discussion and therefore will be confidential. No mediator selected in accordance with this Section 5(i) may testify for either party in any later proceeding relating to the Dispute. No recording or transcript shall be made of the mediation proceedings. The fees and expenses of all mediator(s) shall be shared equally by the parties to the mediation; provided, that the party to the mediation that is acting on behalf of the Trust in accordance with the provisions of this Section 5(i) shall be entitled to reimbursement or indemnification

                                      -14-

by the Trust Fund for such fees and expenses if and to the extent permitted under the Pooling and Servicing Agreement.

          Notwithstanding anything to the contrary herein, no party shall be required to agree to a Dispute resolution pursuant to mediation and no decision or resolution of a mediator or mediators shall be binding on any party unless such decision or resolution is expressly agreed to by such party. In the event the parties involved in the Dispute have not agreed to a Dispute resolution pursuant to mediation at the termination of the mediation, then that Dispute will be settled by arbitration in accordance with the succeeding paragraphs of this Section 5(i).

          If a Dispute has not been resolved within 90 days of the date of the
Mediation Letter (or such shorter or longer period as is expressly agreed to by the parties to the mediation), the mediation shall terminate and the Dispute will be settled by arbitration. Following the date of termination of mediation, which shall be the date occurring 90 days after the date of the Mediation Letter unless otherwise expressly agreed to by the parties to the mediation, arbitration may be commenced by any party to this Agreement involved in the
Dispute sending a written notice to another party to this Agreement involved in the Dispute that they wish the arbitration process to begin with respect to the
Dispute between the sender and the recipient of such written notice. The date any such party receives written notice in accordance with this Section 5(i) from another party that such party wishes to commence arbitration shall be referred to as the "Arbitration Commencement Date". Any arbitration hereunder shall be conducted in accordance with the provisions of this Agreement and the American
Arbitration Association Rules for Large Complex Commercial Disputes ("AAA
Rules"), but shall not be conducted by the American Arbitration Association
("AAA"). Discovery will be permitted in connection with the arbitration in accordance with the AAA Rules. In the event of a conflict, the provisions of this Agreement will control. Such arbitration shall be conducted before a panel of three arbitrators, regardless of the size of the Dispute. The arbitration panel shall consist of one person selected by the Seller and one person selected by the Purchaser or its assignee. Each such party shall submit the name of the person it has selected to serve as an arbitrator to the other party within 30 days of the Arbitration Commencement Date (or such longer period as is expressly agreed to by the parties to the arbitration). If either such party fails to submit the name of its selected arbitrator within 30 days of the Arbitration
Commencement Date, then the other such party shall have the right to select the second arbitrator in addition to its own arbitrator (provided that such party has submitted the name of its selected arbitrator within 30 days of the
Arbitration Commencement Date). The two arbitrators designated in accordance with the two preceding sentences shall appoint a third arbitrator within 45 days of the Arbitration Commencement Date (or such longer period as is expressly agreed to by the parties to the arbitration). All arbitrators appointed or selected pursuant to the provisions of this paragraph must be experienced professionals in the CMBS industry. The third arbitrator shall be an Independent person who has not previously been employed by either party and does not have a direct or indirect interest in either party or the subject matter of the arbitration. The two (2) arbitrators appointed by the parties to the arbitration are not required to be neutral and it shall not be grounds for removal of either of such arbitrators or for vacating an arbitration award that either of such arbitrators has past or present relationships with the party that appointed such arbitrator. No potential arbitrator may serve on the panel unless he or she has agreed in writing to abide and be bound by the terms and provisions of this
Agreement and the AAA Rules and to keep confidential the terms of any arbitration proceeding related to this Agreement and the terms of any discussion, negotiation, decision, agreement or resolution in connection therewith.

                                      -15-

          Any issue concerning the extent to which any Dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be resolved by the arbitrators.
In no event, notwithstanding that any provision of this Agreement is held to be invalid or unenforceable, shall the arbitrators have the power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction. In no event shall the arbitrators have the power to make an award or impose a remedy that is not contemplated by, or conflicts with the terms and provisions of, this Agreement or the Pooling and
Servicing Agreement (other than any term or provision of this Agreement or the
Pooling and Servicing Agreement that is held to be invalid or unenforceable).
Without limiting the foregoing, the arbitrators shall have no authority to award treble, consequential or punitive damages of any type under any circumstances, whether or not such damages may be available under the AAA Rules or any other act or law. Subject to the provisions of this Agreement, the result of the arbitration will be binding on the parties involved in the Dispute, and judgment on the arbitrators' award may be entered, subject to the provisions of Section
16 of this Agreement, in any court of competent jurisdiction.

          All mediations and arbitrations shall be conducted in New York City to the exclusion of all other locations (unless otherwise expressly agreed to by the parties to the subject mediation or arbitration, as applicable). The party to an arbitration that is acting on behalf of the Trust in accordance with the provisions of this Section 5(i) shall be entitled to reimbursement or indemnification by the Trust Fund for the fees and expenses incurred in connection therewith if and to the extent permitted under the Pooling and
Servicing Agreement.

          The parties to this Agreement hereby agree to waive any right to trial by jury fully to the extent that any such right shall now or hereafter exist with regard to the rights and remedies contained in this Section 5; provided, that if (i) any party to an arbitration governed by this Section 5(i) fails to abide by the rules or deadlines for that arbitration (as such deadlines may be extended by express agreement of the parties to that arbitration), or (ii) the applicable appointed arbitrators determine that the subject Dispute cannot be resolved through arbitration either because the AAA Rules are inapplicable to the Dispute and/or the Federal Arbitration Act is inapplicable to the Dispute or for any other reason, then the other party (in the case of clause (i)) or any party (in the case of clause (ii)) to this Agreement may in its sole option, file a complaint to resolve the Dispute through a legal proceeding and in accordance with the provision contained in Section 16 hereof.

          If any of the provisions of this Section 5(i) are determined by a court of law to be invalid or unenforceable, the remaining provisions shall remain in effect and be binding on the parties involved in the Dispute to the fullest extent permitted by law.

          SECTION 6. Repurchase of Early Defeasance Trust Mortgage Loans.

          If the Purchaser or the Master Servicer notifies the Seller or the
Additional Party that the Mortgagor under any of the Mortgage Loans that are
Early Defeasance Trust Mortgage Loans (i) intends to defease such Early
Defeasance Trust Mortgage Loan in whole on or before the second anniversary of the Closing Date and the amount tendered by such Mortgagor to defease such Early
Defeasance Trust Mortgage Loan (in accordance with the related loan documents)
is less than the Purchase Price that would be applicable in the event of a repurchase of such Mortgage Loan pursuant to or as otherwise contemplated by
Section 5(a), or (ii) intends to partially defease such Early Defeasance Trust
Mortgage

                                      -16-

Loan on or prior to the second anniversary of the Closing Date, or (iii) intends to defease such Early Defeasance Trust Mortgage Loan in whole on or before the second anniversary of the Closing Date and such Mortgagor is to tender
Defeasance Collateral or such other collateral as is permitted in connection with a defeasance under the related loan documents that does not constitute a cash amount equal to or greater than the Purchase Price set forth in clause (i)
above in this paragraph, then the Seller shall promptly repurchase such Mortgage
Loan at the related Purchase Price in accordance with the directions of the
Master Servicer on a whole loan, servicing released basis.

          Upon the repurchase of a Mortgage Loan that is an Early Defeasance
Trust Mortgage Loan pursuant to Section 5 hereof and/or this Section 6, the
Purchaser shall effect a "qualified liquidation" of the related Loan REMIC in accordance with the REMIC Provisions. The Seller hereby agrees to pay all reasonable costs and expenses, including the costs of any opinions of counsel under the Pooling and Servicing Agreement, in connection with any such
"qualified liquidation" of the related Loan REMIC in accordance with the REMIC
Provisions.

          SECTION 7. Obligations of the Additional Party.

          The Additional Party hereby covenants and agrees with the Purchaser that the Additional Party shall be liable to the Purchaser and any designee thereof to the same extent as the Seller as set forth herein, for all the obligations of the Seller under Sections 5 and 6 hereof. The Additional Party further agrees that the Purchaser shall not be bound or obligated to initially request the Seller to perform any of its obligations hereunder, but may instead initially request the Additional Party to perform such obligations.
Additionally, the Additional Party agrees that the Purchaser shall not be bound or obligated in anyway to exhaust recourse against the Seller before being entitled to demand the performance by the Additional Party of its obligations hereunder. Performance by the Additional Party of any of the Seller's
obligations hereunder shall be deemed to be performance thereof by the Seller.

          SECTION 8. Closing.

          The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New
York, New York 10019 at 10:00 a.m., New York City time, on the Closing Date.

          The Closing shall be subject to each of the following conditions:

          (a) All of the representations and warranties of the Seller and the
Additional Party set forth in or made pursuant to Sections 3(a) and 3(b) of this
Agreement, and all of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement, shall be true and correct in all material respects as of the Closing Date;

          (b) Insofar as it affects the obligations of the Seller hereunder, the
Pooling and Servicing Agreement shall be in a form mutually acceptable to the
Purchaser and the Seller;

          (c) All documents specified in Section 9 of this Agreement (the
"Closing Documents"), in such forms as are reasonably acceptable to the
Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                                      -17-

          (d) The Seller shall have delivered and released to the Trustee (or a
Custodian on its behalf), the Master Servicer and the Special Servicer all documents and funds required to be delivered to the Trustee, the Master Servicer and the Special Servicer, respectively, pursuant to Section 2 of this Agreement;

          (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects, and the Seller and Additional Party shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

          (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement; and

          (g) Neither the Underwriting Agreement nor the Certificate Purchase
Agreement shall have been terminated in accordance with its terms.

          All parties hereto agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

          SECTION 9. Closing Documents.

          The Closing Documents shall consist of the following:

          (a) This Agreement duly executed by the Purchaser, the Seller and the
Additional Party;

          (b) The Pooling and Servicing Agreement duly executed by the parties thereto;

          (c) The Indemnification Agreement duly executed by the parties thereto;

          (d) Certificates of each of the Seller and the Additional Party, executed by a duly authorized officer of the Seller or the Additional Party, as the case may be, and dated the Closing Date, and upon which the initial
Purchaser, the Underwriters and the Placement Agents may rely, to the effect that: (i) the representations and warranties of the Seller or the Additional
Party, as the case may be, in this Agreement and, in the case of the Seller, in the Indemnification Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date; and
(ii) the Seller or the Additional Party, as the case may be, has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required under this Agreement to be performed or satisfied at or prior to the Closing Date;

          (e) An Officer's Certificate from an officer of each of the Seller and the Additional Party, in his or her individual capacity, dated the Closing Date, and upon which the initial Purchaser, the Underwriters and the Placement Agents may rely, to the effect that each individual who, as an officer or representative of the Seller or the Additional Party, as the case may be, signed this Agreement, the Indemnification Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein or, in the case of the Seller, in the
Indemnification Agreement, was at the respective times of such signing and delivery, and is as of the

                                      -18-

Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures;

          (f) As certified by an officer of each of the Seller and the
Additional Party, true and correct copies of (i) the resolutions of the board of directors authorizing the Seller's entering into the transactions contemplated by this Agreement and, in the case of the Seller, the Indemnification Agreement,
(ii) the organizational documents of each of the Seller and the Additional
Party, and (iii) a certificate of good standing of each of the Seller and the
Additional Party, issued by the Secretary of State of the State of Delaware not
earlier than 10 days prior to the Closing Date;

          (g) A Certificate of the Co-Indemnitor, executed by a duly authorized officer of the Co-Indemnitor and dated the Closing Date, and upon which the initial Purchaser, the Underwriters and the Placement Agents may rely, to the effect that the representations and warranties of the Co-Indemnitor in the
Indemnification Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date;

          (h) An Officer's Certificate from an officer of the Co-Indemnitor, in his or her individual capacity, dated the Closing Date, and upon which the initial Purchaser, the Underwriters and the Placement Agents may rely, to the effect that each individual who, as an officer or representative of the
Co-Indemnitor, signed the Indemnification Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated therein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures;

          (i) As certified by an officer of the Co-Indemnitor, true and correct copies of (i) the resolutions of the board of directors authorizing the
Co-Indemnitor's entering into the transactions contemplated by the
Indemnification Agreement, (ii) the organizational documents of the
Co-Indemnitor, and (iii) a certificate of good standing of the Co-Indemnitor issued by the Secretary of State of the State of Delaware not earlier than 10 days prior to the Closing Date;

          (j) A favorable opinion of Cadwalader, Wickersham & Taft ("CWT"), special counsel to the Seller, the Additional Party and the Co-Indemnitor,
substantially in the form attached hereto as Exhibit C-1, dated the Closing Date and addressed to the initial Purchaser, the Underwriters, the Placement Agents, the Rating Agencies and, upon request, the other parties to the Pooling and
Servicing Agreement, together with such other opinions of CWT as may be required by the Rating Agencies in connection with the transactions contemplated hereby;

          (k) An Officer's Certificate from an officer of each of the Seller and the Co-Indemnitor, in his or her individual capacity, in each case delivered in connection with the opinion of CWT to be delivered pursuant to Section 9(j)
hereof, in form and substance satisfactory to the addressees of such opinion and upon which such addressees may rely;

          (l) A favorable opinion of in-house counsel to the Additional Party, substantially in the form attached hereto as Exhibit C-2, dated the Closing Date and addressed to the initial Purchaser, the Underwriters, the Placement Agents, the Rating Agencies and, upon request, the other parties to the Pooling and
Servicing Agreement;

                                      -19-

          (m) In connection with the initial issuance of the Seller's Residual
Interest Certificates, a Transfer Affidavit and Agreement in the form contemplated by the Pooling and Servicing Agreement from Seller and from the transferee of the Seller;

          (n) In the event any of the Certificates are mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended, a Certificate of the Seller regarding origination of the
Mortgage Loans by specified originators as set forth in Section 3(a)(41) of the
Securities Exchange Act of 1934, as amended; and

          (o) Such further certificates, opinions and documents as the Purchaser may reasonably request.

          SECTION 10. Costs.

          An amount equal to 32.84959% of all reasonable out-of-pocket costs and expenses incurred by the Seller, the initial Purchaser, the Underwriters, the
Placement Agents and the seller of the Other Loans to the Purchaser in connection with the securitization of the Securitized Loans and the other transactions contemplated by this Agreement, the Underwriting Agreement and the
Certificate Purchase Agreement shall be payable by the Seller.

          SECTION 11. Grant of a Security Interest.

          The parties hereto agree that it is their express intent that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in
Section 2 hereof be, and be construed as, a sale of the Mortgage Loans by the
Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, if, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then it is the express intent of the parties that: (i) such conveyance shall be deemed to be a pledge of the Mortgage
Loans by the Seller to the Purchaser to secure a debt or other obligation of the
Seller; (ii) this Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (iii)
the conveyance provided for in Section 2 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans, and all amounts payable to the holder of the Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (iv) the assignment to the
Trustee of the interest of the Purchaser in and to the Mortgage Loans shall be deemed to be an assignment of any security interest created hereunder; (v) the possession by the Trustee or any of its agents, including, without limitation, the Custodian, of the Mortgage Notes for the Mortgage Loans, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-313 of the applicable Uniform Commercial Code; and (vi) notifications to persons (other than the Trustee) holding such property, and acknowledgments, receipts or confirmations from such persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such

                                      -20-

throughout the term of this Agreement and the Pooling and Servicing Agreement;
and, in connection with the foregoing, the Seller authorizes the Purchaser to file any and all appropriate Uniform Commercial Code financing statements.

          SECTION 12. Notices.

          All notices, copies, requests, consents, demands and other communications required hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice hereunder to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          SECTION 13. Representations, Warranties and Agreements to Survive
Delivery.

          All representations, warranties and agreements contained in this
Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller, the Additional Party and/or the Co-Indemnitor submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser (and by
the initial Purchaser to the Trustee).

          SECTION 14. Severability of Provisions.

          Any part, provision, representation, warranty or covenant of this
Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

          SECTION 15. Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

          SECTION 16. GOVERNING LAW; CONSENT TO JURISDICTION.

          THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS NEGOTIATED, MADE AND
TO BE PERFORMED ENTIRELY IN SAID STATE. TO THE FULLEST EXTENT PERMITTED UNDER
APPLICABLE LAW AND SUBJECT TO SECTION 5(i) HEREOF, THE SELLER, THE ADDITIONAL
PARTY AND THE PURCHASER EACH HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION
OF ANY NEW YORK

                                      -21-

STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY, TO THE EXCLUSION OF ALL OTHER
COURTS, WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT
OTHER THAN MATTERS TO BE SETTLED BY MEDIATION OR ARBITRATION IN ACCORDANCE WITH
SECTION 5(i) HEREOF; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR
PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL
COURTS, TO THE EXCLUSION OF ALL OTHER COURTS; (III) WAIVES, TO THE FULLEST
POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM IN CONNECTION WITH SUCH
ACTION OR PROCEEDING COMMENCED IN SUCH NEW YORK STATE OR FEDERAL COURTS; AND
(IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE
CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR
IN ANY OTHER MANNER PROVIDED BY LAW; PROVIDED, THAT IN THE EVENT SECTION 5(i)
HEREOF IS INAPPLICABLE AND BOTH A NEW YORK STATE AND A FEDERAL COURT SITTING IN
NEW YORK IN WHICH AN ACTION OR PROCEEDING HAS BEEN DULY AND PROPERLY COMMENCED
BY ANY PARTY TO THIS AGREEMENT REGARDING A MATTER ARISING OUT OF OR RELATING TO
THIS AGREEMENT HAS REFUSED TO ACCEPT JURISDICTION OVER OR OTHERWISE HAS NOT
ACCEPTED SUCH ACTION OR PROCEEDING WITHIN, IN THE CASE OF EACH SUCH COURT, 60
DAYS OF THE COMMENCEMENT OR FILING THEREOF, THEN THE WORDS "TO THE EXCLUSION OF
ALL OTHER COURTS" IN CLAUSE (I) AND CLAUSE (II) OF THIS SENTENCE SHALL NOT APPLY
WITH REGARD TO SUCH ACTION OR PROCEEDING AND THE REFERENCE TO "SHALL" IN CLAUSE
(II) OF THIS SECTION SHALL BE DEEMED TO BE "MAY".

          SECTION 17. Further Assurances.

          The Seller, the Additional Party and the Purchaser each agrees to execute and deliver such instruments and take such further actions as any other such party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

          SECTION 18. Successors and Assigns.

          The rights and obligations of the Seller and the Additional Party under this Agreement shall not be assigned by the Seller or the Additional
Party, as the case may be, without the prior written consent of the Purchaser, except that any person into which the Seller or the Additional Party may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller or the Additional Party is a party, or any person succeeding to all or substantially all of the business of the Seller or the Additional Party, shall be the successor to the Seller or the Additional
Party, as the case may be, hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Additional Party, the
Purchaser, and their respective successors and permitted assigns.

          SECTION 19. Amendments.

          No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such

                                      -22-

waiver or modification is sought to be enforced. The Seller's and the Additional
Party's obligations hereunder shall in no way be expanded, changed or otherwise affected by any amendment of or modification to the Pooling and Servicing
Agreement, unless the Seller or the Additional Party, as applicable, has consented to such amendment or modification in writing.

                                      -23-

          IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                        SELLER

                                        UBS REAL ESTATE INVESTMENTS INC.

                                        By: /s/ Robert W. Pettinato
                                            ------------------------------------
                                            Name: Robert W. Pettinato
                                            Title: Executive Director

                                        By: /s/ Brad A. Cohen
                                            ------------------------------------
                                            Name: Brad A. Cohen
                                            Title: Executive Director

                                        Address for Notices:
                                        1285 Avenue of the Americas, 11th Floor
                                        New York, New York 10019
                                        Attention: Robert Pettinato
                                        Telecopier No.: (212) 713-2631

                                        ADDITIONAL PARTY

                                        UBS PRINCIPAL FINANCE LLC

                                        By: /s/ Robert W. Pettinato
                                            ------------------------------------
                                            Name: Robert W. Pettinato
                                            Title: Executive Director

                                        By: /s/ Brad A. Cohen
                                            ------------------------------------
                                            Name: Brad A. Cohen
                                            Title: Executive Director

                                        Address for Notices:
                                        1285 Avenue of the Americas, 11th Floor
                                        New York, New York 10019
                                        Attention: Robert Pettinato
                                        Telecopier No.: (212) 713-2631

                                      -24-

                                      PURCHASER

                                      STRUCTURED ASSET SECURITIES CORPORATION II

                                      By: /s/ David Nass
                                          --------------------------------------
                                          Name: David Nass
                                          Title: Senior Vice President

                                      Address for Notices:
                                      Structured Asset Securities Corporation II
                                      745 Seventh Avenue
                                      New York, New York 10019
                                      Attention: Scott Lechner
                                      Telecopier No.: (646) 758-4203

                                      -25-

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                                 (See Attached)

MORTGAGE LOAN NUMBER   PROPERTY NAME                              ADDRESS                                CITY                STATE
--------------------   ----------------------------------------   ------------------------------------   -----------------   -------

4                      Reckson Portfolio I                        Various                                Various             Various
7                      Bethesda Towers                            4330, 4340, 4350 East West Highway     Bethesda               MD
8                      Cherryvale Mall                            7200 Harrison Avenue                   Rockford               IL
10                     Station Place I                            100 F Street, NE                       Washington             DC
11                     Tri-County Business Park                   13300 McCormick Drive                  Tampa                  FL
12                     Sarasota Main Plaza                        1991 Main Street                       Sarasota               FL
14                     Reckson Portfolio II                       Various                                Melville               NY
15                     3200 Wilshire Boulevard                    3200 Wilshire Boulevard and 695        Los Angeles            CA
                                                                  South Vermont Avenue
18                     Bunker Hill/Valley Forge                   1370 and 1400 Church Street            Bohemia                NY
19                     1155 Market Street                         1155 Market Street                     San Francisco          CA
20                     Home Depot                                 600 Meacham Road                       Elk Grove Village      IL
33                     Sunchase at Longwood                       501 Sunchase Boulevard                 Farmville              VA
34                     East Hampton Village                       105 Oak View Highway                   East Hampton           NY
36                     Silver Blue Lake Apartments                1301-1601 Northwest 103rd Street       Miami                  FL
37                     Route 17 North - Paramus                   350 Route 17 North                     Paramus                NJ
42                     96th Street                                743-745 Amsterdam Avenue               New York               NY
47                     Embassy Apartments                         1223 Federal Avenue                    Los Angeles            CA
49                     Prestige Mobile Home Park                  3180 State Route 96                    Clifton Springs        NY
52                     Courtyard Norwich                          181 West Town Street                   Norwich                CT
53                     GRM San Francisco                          41099 Boyce Road                       Fremont                CA
56                     Fleming, Highland and Eastway Apartments   Various                                Various                NY
64                     1900 Euclid Avenue                         1900 Euclid Avenue                     Cleveland              OH
65                     Brentwood Timberlane Apartments            4515 Maplewood Avenue                  Wichita Falls          TX
67                     Lowe's Home Improvement Center             2888 Brice Road                        Columbus               OH
70                     Springhill Suites                          401 North Frontage Road                Waterford              CT
71                     Hampton Inn Portfolio                      Various                                Various                MI
73                     Oak Orchard Mobile Home Park               3322 Oak Orchard Road                  Albion                 NY
74                     Meadowbrook Apartments                     4396 Northwest 36th Street             Oklahoma City          OK
76                     Turtle Bay                                 400 Harkless Drive                     Syracuse               IN
78                     Lakes Estates                              1 EMS B37 Lane Lot 77                  Warsaw                 IN
79                     Phoenix Building                           2901 Fox Street                        Philadelphia           PA
82                     American Storage                           5220 South Jones Boulevard             Las Vegas              NV
84                     McClellan Hospital Building                624 McClellan Street                   Schenectady            NY
85                     AAA Friendly Storage                       12324 State Highway 155 South          Tyler                  TX
86                     The Shoppes at Hunt Club                   474 South Hunt Club Boulevard          Altamonte Springs      FL
87                     CVS - Margate                              5300 Coconut Creek Parkway             Margate                FL
89                     Walgreens - Anderson                       2539 West Whitner Street               Anderson               SC
100                    Eckerd - Southern Pines                    1690 US Highway 1                      Southern Pines         NC
102                    Walgreens - Dallas                         4702 Jim Miller Road                   Dallas                 TX
103                    107 Pacific Avenue                         107 Pacific Avenue                     Jersey City            NJ
106                    Storage Malls                              Various                                Various                NY
109                    RV Ranch and Stor-More                     Various                                Various                TX
110                    Northrup Mobile Home Park                  8199 State Route 5 and 20              Bloomfield             NY
111                    Riverside Plaza                            320-420 South Main Street              Red Bluff              CA
113                    Bayonne Mobile Home Park                   191-197 and 184-194 West 24th Street   Bayonne                NJ
115                    67 North Main Street                       67 North Main Street                   New City               NY
126                    Alegra Palms Apartments                    801 South Allen Genoa Road             South Houston          TX
131                    Golden Triangle Mobile Home Park           11001 Rancho Place                     Keller                 TX

                                     CUT-OFF         MONTHLY      MORTGAGE   REMAINING TERM
MORTGAGE LOAN NUMBER   ZIP CODE    DATE BALANCE    P&I PAYMENT      RATE      TO MATURITY
--------------------   --------   --------------   -----------   ---------   --------------

4                       Various   122,850,000.00    539,743.75   5.2000000          60
7                        20814     87,210,000.00    457,948.39   6.2150000          60
8                        61112     84,000,000.00    462,945.66   5.0000000         120
10                       20549     40,360,000.00    440,777.76   5.5310000         120
11                       33626     38,160,000.00    186,356.83   5.7800000          60
12                       34236     36,000,000.00    206,668.44   5.6000000         120
14                       11747     31,032,268.00    136,340.84   5.2000000          60
15                       90010     30,000,000.00    172,981.14   5.6400000         120

18                       11716     25,000,000.00    142,984.21   5.5660000         120
19                       94103     22,750,000.00    132,308.67   5.5900000         120
20                       60007     20,360,000.00     89,968.11   5.2300000         120
33                       23901     12,800,000.00     70,561.65   5.5000000         120
34                       11937     12,700,000.00     72,627.98   5.5650000         120
36                       33147     11,750,000.00     71,052.67   6.0800000          60
37                       07652     11,700,000.00     53,203.31   5.3820000         120
42                       10025     11,000,000.00     51,990.53   5.5940000         120
47                       90025     10,000,000.00     44,864.58   5.3100000         120
49                       14432      9,500,000.00     52,400.53   5.2400000         120
52                       06360      9,400,000.00     54,156.22   5.6325000         120
53                       94538      9,191,683.07     58,150.26   6.5000000         120
56                      Various     8,254,748.48     46,301.79   5.3800000         120
64                       44115      6,480,000.00     36,244.50   6.6200000          60
65                       76308      6,466,051.02     35,782.80   5.2500000         120
67                       43232      6,400,000.00     37,024.05   5.6700000         120
70                       06385      6,335,000.00     36,497.84   5.6325000         120
71                      Various     6,283,005.63     40,822.37   6.0600000          60
73                       14411      5,984,000.00     34,953.09   5.7500000         120
74                       73112      5,833,143.63     31,798.04   5.1250000         120
76                       46567      5,505,000.00     31,222.25   5.4900000          84
78                       46580      5,474,000.00     31,046.43   5.4900000          84
79                       19129      5,450,000.00     42,155.71   6.9700000         120
82                       89118      5,194,467.07     30,016.26   5.6500000         120
84                       12304      5,000,000.00     28,798.61   5.6300000         120
85                       75703      4,994,496.26     28,295.41   5.4700000         120
86                       32703      4,700,000.00     26,011.83   5.2700000         120
87                       33063      4,600,000.00     21,492.75   5.5300000         120
89                       29624      4,410,000.00     20,306.93   5.4500000           0
100                      28387      3,837,000.00     17,830.50   5.5000000         120
102                      75227      3,780,000.00     17,469.81   5.4700000         120
103                      07304      3,667,532.90     20,912.38   5.5200000         120
106                     Various     3,596,395.57     21,514.43   5.9700000         120
109                     Various     3,494,851.55     22,283.87   5.8750000         120
110                      14469      3,350,000.00     18,519.58   5.2600000         120
111                      96080      3,350,000.00     21,820.20   6.1150000         120
113                      07002      3,300,000.00     19,425.94   5.8300000         120
115                      10956      2,888,000.00     16,171.97   5.3750000         120
126                      77587      2,167,473.56     11,875.52   5.1700000         120
131                      76248      1,668,000.00     11,691.72   5.7300000         120

                                              REMAINING
                                          AMORTIZATION TERM     ADMINISTRATIVE      PRIMARY SERVICING
MORTGAGE LOAN NUMBER   MATURITY DATE   INTEREST ACCRUAL BASIS      COST RATE        FEE GROUND LEASE?     MORTGAGE LOAN SELLER
--------------------   -------------   ----------------------   --------------   ----------------------   --------------------

4                      9/11/2010                    0 Act/360          0.02080   0 Fee Simple             UBS
7                      11/11/2010                   0 Act/360          0.02080   0 Fee Simple             UBS
8                      10/5/2015                   360 30/360          0.02080   0 Fee Simple             UBS
10                     10/11/2015                 120 Act/360          0.02080   0 Fee Simple             UBS
11                     9/11/2010                    0 Act/360          0.02080   0 Fee Simple             UBS
12                     9/11/2015                    0 Act/360          0.02080   0 Fee Simple/Leasehold   UBS
14                     10/11/2010                   0 Act/360          0.02080   0 Fee Simple/Leasehold   UBS
15                     11/11/2015                 360 Act/360          0.02080   0 Fee Simple             UBS
18                     9/11/2015                  360 Act/360          0.02080   0 Fee Simple             UBS
19                     10/11/2015                 360 Act/360          0.02080   0 Fee Simple             UBS
20                     10/11/2015                   0 Act/360          0.02080   0 Fee Simple             UBS
33                     7/11/2015                    0 Act/360          0.02080   0 Fee Simple             UBS
34                     9/11/2015                  360 Act/360          0.02080   0 Fee Simple             UBS
36                     9/11/2012                  360 Act/360          0.02080   0 Fee Simple             UBS
37                     9/11/2015                  360 Act/360          0.02080   0 Leasehold              UBS
42                     9/11/2015                    0 Act/360          0.02080   0 Fee Simple             UBS
47                     9/11/2015                    0 Act/360          0.02080   0 Fee Simple             UBS
49                     10/11/2015                 360 Act/360          0.02080   0 Fee Simple             UBS
52                     8/11/2015                  360 Act/360          0.02080   0 Fee Simple             UBS
53                     9/11/2015                  360 Act/360          0.02080   0 Fee Simple             UBS
56                     9/11/2015                  360 Act/360          0.02080   0 Fee Simple             UBS
64                     8/11/2010                    0 Act/360          0.02080   0 Fee Simple             UBS
65                     8/11/2015                  360 Act/360          0.02080   0 Fee Simple             UBS
67                     11/11/2015                 360 Act/360          0.02080   0 Fee Simple             UBS
70                     8/11/2015                  360 Act/360          0.02080   0 Fee Simple             UBS
71                     8/11/2010                  300 Act/360          0.02080   0 Fee Simple             UBS
73                     10/11/2015                 360 Act/360          0.02080   0 Fee Simple             UBS
74                     9/11/2015                  360 Act/360          0.02080   0 Fee Simple             UBS
76                     11/11/2012                 360 Act/360          0.02080   0 Fee Simple             UBS
78                     11/11/2012                 360 Act/360          0.02080   0 Fee Simple             UBS
79                     11/11/2015                 300 Act/360          0.02080   0 Fee Simple             UBS
82                     9/11/2015                  360 Act/360          0.02080   0 Fee Simple             UBS
84                     2/11/2016                  360 Act/360          0.02080   0 Leasehold              UBS
85                     9/11/2015                  360 Act/360          0.02080   0 Fee Simple             UBS
86                     10/11/2015                 360 Act/360          0.02080   0 Fee Simple             UBS
87                     8/11/2015                    0 Act/360          0.02080   0 Fee Simple             UBS
89                     11/11/2015                   0 Act/360          0.02080   0 Fee Simple             UBS
100                    8/11/2015                    0 Act/360          0.02080   0 Fee Simple             UBS
102                    10/11/2015                   0 Act/360          0.02080   0 Fee Simple             UBS
103                    8/11/2015                  360 Act/360          0.02080   0 Fee Simple             UBS
106                    9/11/2015                  300 Act/360          0.02080   0 Fee Simple             UBS
109                    9/11/2015                  300 Act/360          0.02080   0 Fee Simple             UBS
110                    10/11/2015                 360 Act/360          0.02080   0 Fee Simple             UBS
111                    10/11/2015                 300 Act/360          0.02080   0 Fee Simple             UBS
113                    10/11/2015                 360 Act/360          0.02080   0 Fee Simple             UBS
115                    10/11/2015                 360 Act/360          0.02080   0 Fee Simple             UBS
126                    9/11/2015                  360 Act/360          0.02080   0 Fee Simple             UBS
131                    10/11/2015                 240 Act/360          0.02080   0 Fee Simple             UBS

MORTGAGE LOAN NUMBER   DEFEASANCE                                         ARD MORTGAGE LOAN   ANTICIPATED REPAYMENT DATE
--------------------   ------------------------------------------------   -----------------   --------------------------

4                      Defeasance                                         N/A                 N/A
7                      Yield Maintenance-Prepayment Penalty               N/A                 N/A
8                      Defeasance                                         N/A                 N/A
10                     Defeasance                                         N/A                 N/A
11                     Defeasance followed by Fix Penalty or Defeasance   N/A                 N/A
12                     Yield Maintenance                                  N/A                 N/A
14                     Defeasance                                         N/A                 N/A
15                     Defeasance                                         N/A                 N/A
18                     Defeasance                                         N/A                 N/A
19                     Defeasance                                         N/A                 N/A
20                     Defeasance                                         N/A                 N/A
33                     Defeasance                                         N/A                 N/A
34                     Defeasance                                         N/A                 N/A
36                     Defeasance                                         N/A                 N/A
37                     Defeasance                                         N/A                 N/A
42                     Defeasance                                         N/A                 N/A
47                     Defeasance                                         N/A                 N/A
49                     Defeasance                                         N/A                 N/A
52                     Defeasance                                         N/A                 N/A
53                     Defeasance                                         N/A                 N/A
56                     Defeasance                                         N/A                 N/A
64                     Yield Maintenance                                  N/A                 N/A
65                     Defeasance                                         N/A                 N/A
67                     Defeasance                                         N/A                 N/A
70                     Defeasance                                         N/A                 N/A
71                     Defeasance                                         N/A                 N/A
73                     Defeasance                                         N/A                 N/A
74                     Defeasance                                         N/A                 N/A
76                     Defeasance                                         N/A                 N/A
78                     Defeasance                                         N/A                 N/A
79                     Defeasance                                         N/A                 N/A
82                     Yield Maintenance                                  N/A                 N/A
84                     Defeasance                                         N/A                 N/A
85                     Yield Maintenance                                  N/A                 N/A
86                     Defeasance                                         N/A                 N/A
87                     Defeasance                                         N/A                 N/A
89                     Defeasance                                         N/A                 N/A
100                    Defeasance                                         N/A                 N/A
102                    Defeasance                                         N/A                 N/A
103                    Defeasance                                         N/A                 N/A
106                    Defeasance                                         N/A                 N/A
109                    Defeasance                                         N/A                 N/A
110                    Defeasance                                         N/A                 N/A
111                    Defeasance                                         N/A                 N/A
113                    Defeasance                                         N/A                 N/A
115                    Defeasance                                         N/A                 N/A
126                    Defeasance                                         N/A                 N/A
131                    Defeasance                                         N/A                 N/A

                                             CREDIT LEASE LOAN
MORTGAGE LOAN NUMBER   ARD SPREAD   (TENANT, GUARANTOR OR RATED PARTY)   CROSS COLLATERALIZED   MORTGAGE LOAN SELLER LOAN ID
--------------------   ----------   ----------------------------------   --------------------   ---------------------------

4                      N/A                                               No                                10991
7                      N/A                                               No                                10817
8                      N/A                                               No                                11022
10                     N/A                                               No                                 UBS6
11                     N/A                                               No                                10883
12                     N/A                                               No                                10792
14                     N/A                                               No                                10992
15                     N/A                                               No                                10989
18                     N/A                                               No                                10943
19                     N/A                                               No                                11018
20                     N/A                                               No                                10979
33                     N/A                                               No                                10888
34                     N/A                                               No                                10890
36                     N/A                                               No                                10881
37                     N/A                                               No                                10927
42                     N/A                                               No                                10905
47                     N/A                                               No                                10928
49                     N/A                                               No                                10939
52                     N/A                                               No                                10962
53                     N/A                                               No                                10825
56                     N/A                                               No                                10876
64                     N/A                                               No                                10719
65                     N/A                                               No                                10956
67                     N/A                                               No                                10856
70                     N/A                                               No                                10963
71                     N/A                                               No                                10871
73                     N/A                                               No                                10941
74                     N/A                                               No                                10997
76                     N/A                                               No                                11008
78                     N/A                                               No                                11009
79                     N/A                                               No                                10877
82                     N/A                                               No                                10935
84                     N/A                                               No                                10968
85                     N/A                                               No                                10934
86                     N/A                                               No                                10998
87                     N/A                                               No                                10970
89                     N/A                                               No                                UBS24
100                    N/A                                               No                                UBS5c
102                    N/A                                               No                                 UBS2
103                    N/A                                               No                                10758
106                    N/A                                               No                                10844
109                    N/A                                               No                                10777
110                    N/A                                               No                                10940
111                    N/A                                               No                                10914
113                    N/A                                               No                                10902
115                    N/A                                               No                                10873
126                    N/A                                               No                                10958
131                    N/A                                               No                                10849

                                    EXHIBIT B

                         REPRESENTATIONS AND WARRANTIES

          Except as set forth on the schedule of exceptions attached hereto as
Schedule I, the Seller hereby represents and warrants to the Purchaser, with respect to each Mortgage Loan, as of the Closing Date or such other date specified in the particular representation and warranty (the heading set forth herein with respect to each representation and warranty being for the convenience of reference only and in no way limiting, expanding or otherwise affecting the scope or subject matter thereof), that:

Mortgage Loan Schedule. The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-off Date.

Legal Compliance. If such Mortgage Loan was originated by the Seller or an
Affiliate of the Seller, then, as of the date of its origination, such Mortgage
Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such
Mortgage Loan; and, if such Mortgage Loan was not originated by the Seller or an
Affiliate of the Seller, then such mortgage loan is listed on Schedule I-ii hereto and, to the Seller's actual knowledge, after having performed the type of due diligence customarily performed in the origination of comparable mortgage loans by the Seller, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

Ownership of Mortgage Loan. The Seller owns such Mortgage Loan, has good title thereto, has full right, power and authority to sell, assign and transfer such
Mortgage Loan and is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such
Mortgage Loan, exclusive of the servicing rights pertaining thereto; no provision of the Mortgage Note, Mortgage(s) or other loan documents relating to such Mortgage Loan prohibits or restricts the Seller's right to assign or transfer such Mortgage Loan to the Trustee (except in the case of a Loan
Combination, which may, pursuant to the related Co-Lender Agreement, require notice to one or more rating agencies or another lender which, if required, has already been provided); no governmental or regulatory approval or consent is required for the sale of such Mortgage Loan by the Seller; and the Seller has validly conveyed to the Trustee a legal and beneficial interest in and to such
Mortgage Loan free and clear of any lien, claim or encumbrance of any nature.

No Holdback. The proceeds of such Mortgage Loan have been fully disbursed
(except in those cases where the full amount of such Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts to be released pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property) and there is no requirement for future advances thereunder.

Loan Document Status. Each of the related Mortgage Note, Mortgage(s),
Assignment(s) of Leases, if separate from the related Mortgage, and other agreements executed in favor of the lender in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to the non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except that (A) such enforcement may be limited by
(1) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or

                                        1

other similar laws affecting the enforcement of creditors' rights generally, and
(2) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (B) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in the foregoing clause (A), such limitations will not render that subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument. Such Mortgage Loan is non-recourse to the Mortgagor or any other Person except to the extent provided in certain nonrecourse carveouts and/or in any applicable guarantees. A natural person as individual guarantor has agreed, in effect, to be liable for all liabilities, costs, losses, damages or expenses suffered or incurred by the mortgagee under such Mortgage Loan by reason of or in connection with and to the extent of (A) any material intentional fraud or material intentional misrepresentation by the related mortgagor; (B) any breach on the part of the related mortgagor of any environmental representations warranties and covenants contained in the related
Mortgage Loan documents; (C) misapplication or misappropriation of rents
(received after an event of default), insurance proceeds or condemnation awards;
and (D) the filing of a voluntary bankruptcy or insolvency proceeding by the related mortgagor; provided that, instead of any breach described in clause (B)
of this paragraph, such entity (or individual) may instead be liable for liabilities, costs, losses, damages, expenses and claims resulting from a breach of the obligations and indemnities of the related mortgagor under the related
Mortgage Loan documents relating to hazardous or toxic substances, radon or compliance with environmental laws.

No Right of Rescission. Subject to the limitations and exceptions as to enforceability set forth in paragraph (v) above, there is no valid offset, defense, counterclaim or right of rescission, abatement of amounts due under the
Mortgage Note or diminution of amounts due under the Mortgage Note with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection with such Mortgage Loan and, as of the Closing Date, to the actual knowledge of the Seller, no such claim has been asserted.

Assignments. The assignment of the related Mortgage(s) and Assignment(s) of
Leases to the Trustee constitutes the legal, valid, binding and, subject to the limitations and exceptions as to enforceability set forth in paragraph (v)
above, enforceable assignment of such documents (provided that the unenforceability of any such assignment based on bankruptcy, insolvency, receivership, reorganization, liquidation, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally or based on general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) shall be a breach of this representation and warranty only upon the declaration by a court with jurisdiction in the matter that such assignment is to be unenforceable on such basis).

First Lien. Each related Mortgage is a valid and, subject to the limitations and exceptions in paragraph (v) above, enforceable first lien on the related
Mortgaged Property including all improvements thereon (other than any tenant owned improvements) and appurtenances and rights related thereto, which
Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for the following (collectively, the "Permitted Encumbrances"): (A) the lien for real estate taxes, water charges, sewer rents and assessments not yet due and payable; (B) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy

                                        2

commitment); (C) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (D) condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment); and (E) if such Mortgage Loan constitutes a
Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another
Mortgage Loan contained in the same Cross-Collateralized Group; provided that, in the case of a Trust Mortgage Loan that is part of a Loan Combination, such
Mortgage also secures the other mortgage loan(s) in such Loan Combination. With respect to such Mortgage Loan, such Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related Mortgage, the current principal use or operation of the related Mortgaged Property or the ability of the related
Mortgaged Property to generate sufficient cashflow to enable the related
Mortgagor to timely pay in full the principal and interest on the related
Mortgage Note (other than a Balloon Payment, which would require a refinancing).
If the related Mortgaged Property is operated as a nursing facility or a hospitality property, the related Mortgage, together with any security agreement, chattel mortgage or similar agreement and UCC financing statement, if any, establishes and creates a first priority, perfected security interest
(subject only to any prior purchase money security interest, revolving credit lines and any personal property leases), to the extent such security interest can be perfected by the recordation of a Mortgage or the filing of a UCC financing statement, in all material personal property owned by the Mortgagor that is used in, and is reasonably necessary to, the operation of the related
Mortgaged Property as presently operated by the Mortgagor, and that is located on the related Mortgaged Property, which personal property includes, in the case of Mortgaged Properties operated by the related Mortgagor as a nursing facility or hospitality property, all furniture, fixtures, equipment and other personal property located at the subject Mortgaged Property that are owned by the related
Mortgagor and reasonably necessary or material to the operation of the subject
Mortgaged Property. In the case of any Mortgage Loan secured by a hotel, the related loan documents contain such provisions as are necessary and UCC financing statements have been filed as necessary, in each case, to perfect a valid first priority security interest, to the extent such security interest can be perfected by the inclusion of such provisions and the filing of a UCC financing statement, in the Mortgagor's right to receive related hotel room revenues with respect to such Mortgaged Property.

Taxes and Assessments. All taxes, governmental assessments, water charges, sewer rents or similar governmental charges which, in all such cases, were directly related to the related Mortgaged Property and could constitute liens on the related Mortgaged Property prior to the lien of the related Mortgage, together with all ground rents, that prior to the Cut-off Date became due and payable in respect of, and materially affect, any related Mortgaged Property have been paid or are escrowed for or are not yet delinquent, and the Seller knows of no unpaid tax, assessment, ground rent, water charges or sewer rent, which, in all such cases, were directly related to the subject Mortgaged Property and could constitute liens on the subject Mortgaged Property prior to the lien of the related Mortgage that prior to the Closing Date became due and delinquent in respect of any related Mortgaged Property, or in any such case an escrow of funds in an amount sufficient to cover such payments has been established.

No Material Damage. As of the date of origination of such Mortgage Loan and, to the actual knowledge of the Seller, as of the Closing Date, there was no pending proceeding for the total or partial condemnation of any related Mortgaged
Property that materially affects the value thereof and such Mortgaged Property is free of material damage. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related
Mortgage or other loan documents relating

                                        3

to such Mortgage Loan, (and subject to any rights of the lessor under any related Ground Lease) the related Mortgage Loan documents provide that any condemnation awards will be applied (or, at the discretion of the mortgagee, will be applied) to either the repair or restoration of all or part of the related Mortgaged Property or the reduction of the outstanding principal balance of such Mortgage Loan.

Title Insurance. Each related Mortgaged Property is covered by an ALTA (or its equivalent) lender's title insurance policy issued by a nationally recognized title insurance company, insuring that each related Mortgage is a valid first lien on such Mortgaged Property in the original principal amount of such
Mortgage Loan (or, if such Mortgage Loan is part of a Loan Combination, in the original principal amount of such Loan Combination) after all advances of principal, subject only to Permitted Encumbrances and, in the case of a Trust
Mortgage Loan that is part of a Loan Combination, further subject to the fact that the related Mortgage also secures the related Non-Trust Mortgage Loan(s),
(or if such policy has not yet been issued, such insurance may be evidenced by a binding commitment or binding pro forma marked as binding and signed (either thereon or on a related escrow letter attached thereto) by the title insurer or its authorized agent) from a title insurer qualified and/or licensed in the applicable jurisdiction, as required, to issue such policy; such title insurance is in full force and effect, all premiums have been paid, is freely assignable and will inure to the benefit of the Trustee as sole insured as mortgagee of record, or any such commitment or binding pro forma is a legal, valid and binding obligation of such insurer; no claims have been made by the Seller or any prior holder of such Mortgage Loan (other than a prior holder unaffiliated with the Seller from whom the Seller has taken by assignment) under such title insurance; and neither the Seller nor any Affiliate of the Seller has done, by act or omission, anything that would materially impair the coverage of any such title insurance policy; such policy or commitment or binding pro forma contains no exclusion for (or alternatively it insures over such exclusion, unless such coverage is unavailable in the relevant jurisdiction) (A) access to a public road, (B) that there is no material encroachment by any improvements on the related Mortgaged Property either to or from any adjoining property or across any easements on the related Mortgaged Property, and (C) that the land shown on the survey materially conforms to the legal description of the related Mortgaged
Property.

Property Insurance. As of the date of its origination and, to the Seller's actual knowledge, as of the Cut-off Date, all insurance required under each related Mortgage (except where an investment grade tenant, or one or more tenants which in the aggregate do not represent more than 10% of the net operating income with respect to the entire related Mortgaged Property, is or are permitted to insure or self-insure under a lease) was in full force and effect with respect to each related Mortgaged Property; such insurance included
(A) fire and extended perils insurance included within the classification "All
Risk of Physical Loss" or the equivalent thereof in an amount (subject to a customary deductible) at least equal to the lesser of (1) 100% of the full insurable value of the improvements located on such Mortgaged Property and (2)
the outstanding principal balance of such Mortgage Loan or the portion thereof allocable to such Mortgaged Property) and, if applicable, the related hazard insurance policies or certificates of insurance contain appropriate endorsements to avoid application of co-insurance, (B) business interruption or rental loss insurance for a period of not less than 12 months, (C) comprehensive general liability insurance in an amount not less than $1 million per occurrence, (D)
workers' compensation insurance (if the related Mortgagor has employees and if required by applicable law), and (E) if (1) such Mortgage Loan is secured by a
Mortgaged Property located in the State of California or in "seismic zone" 3 or
4 and (2) a seismic assessment as described below revealed a maximum probable or bounded loss in excess of 20% of the amount of the estimated replacement cost of the improvements on such Mortgaged Property, seismic insurance; it is an event of default under such

                                        4

Mortgage Loan if the above-described insurance coverage is not maintained by the related Mortgagor (except where an investment grade tenant, or one or more tenants which in the aggregate do not represent more than 10% of the net operating income with respect to the entire related Mortgaged Property, is or are permitted to insure or self-insure under a lease) and the related loan documents provide (in either a general cost and expense recovery provision or a specific provision with respect to recovery of insurance costs and expenses)
that any reasonable out-of-pocket costs and expenses incurred by the mortgagee in connection with such default in obtaining such insurance coverage may be recovered from the related Mortgagor; the related Evidence of Property Insurance and certificate of liability insurance (which may be in the form of an Acord 27 or an Acord 25, respectively), or forms substantially similar thereto, provide that the related insurance policy may not be terminated or reduced without at least 10 days prior notice to the mortgagee and (other than those limited to liability protection) name the mortgagee and its successors as loss payee; no notice of termination or cancellation with respect to any such insurance policy has been received by the Seller or, to the actual knowledge of the Seller, by any prior mortgagee under such Mortgage Loan (other than, with respect to a related Mortgaged Property located in New York and Florida, a prior mortgagee unaffiliated with the Seller from whom the Seller has taken the related Mortgage
Note and Mortgage by assignment and has amended and restated such Mortgage Note and Mortgage); all premiums under any such insurance policy have been paid through the Cut-off Date; the insurance policies specified in clauses (A), (B)
and (C) above are required to be maintained with insurance companies having
"financial strength" or "claims paying ability" ratings of at least "A:VII" from
A.M. Best Company or at least "BBB+" (or equivalent) from a nationally recognized statistical rating agency (or, with respect to certain blanket insurance policies, such other ratings as are in compliance with S&P's applicable criteria for rating the Certificates); and, except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage or other loan documents relating to such Mortgage Loan, and subject to the related exception schedules, the related Mortgage Loan documents provide that any property insurance proceeds will be applied (or, at the discretion of the mortgagee, will be applied) either to the repair or restoration of all or part of the related Mortgaged Property or the reduction of the outstanding principal balance of such Mortgage Loan;
provided that the related Mortgage Loan documents may entitle the related
Mortgagor to any portion of such proceeds remaining after completion of the repair or restoration of the related Mortgaged Property or payment of amounts due under such Mortgage Loan. Notwithstanding anything to the contrary in this paragraph (xii), with regard to insurance for acts of terrorism, any such insurance and the amount thereof may be limited by the commercial availability of such coverage, whether the mortgagee may reasonably require such insurance, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to the related
Mortgaged Property. If the related Mortgaged Property is located in the State of
California or in "seismic zone" 3 or 4, then: (A) either a seismic assessment was conducted with respect to the related Mortgaged Property in connection with the origination of such Mortgage Loan or earthquake insurance was obtained; and
(B) the probable maximum loss for the related Mortgaged Property as reflected in such seismic assessment, if any, was determined based upon a return period of not less than 475 years, an exposure period of 50 years and a 10% probability of incidence. Schedule I-xii attached hereto is true and correct in all material respects.

No Material Defaults. Other than payments due but not yet 30 days or more delinquent, there is (A) no material default, breach, violation or event of acceleration existing under the related Mortgage Note, the related Mortgage or other loan documents relating to such Mortgage Loan, and (B), to the knowledge of the Seller as of the Closing Date, no event which, with the passage of time or with notice and the

                                        5

expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents;
provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration (A) that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Exhibit B or (B) with respect to which: (1) the Seller has no actual knowledge as of the Closing Date and (2) written notice of the discovery thereof is not delivered to the Seller by the Trustee or the Master Servicer on or prior to the date occurring twelve months after the Closing Date. Neither the Seller nor any prior holder of such
Mortgage Loan (other than, with respect to a related Mortgaged Property located in New York and Florida, a prior holder unaffiliated with the Seller from whom the Seller has taken the related Mortgage Note and Mortgage by assignment and has amended and restated such Mortgage Note and Mortgage) has waived, in writing or with knowledge, any material default, breach, violation or event of acceleration under any of such documents. Under the terms of such Mortgage Loan, no person or party other than the mortgagee or its servicing agent may declare an event of default or accelerate the related indebtedness under such Mortgage
Loan.

No Payment Delinquency. As of the Closing Date, such Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Monthly Payment.

Interest Accrual Basis. Such Mortgage Loan accrues interest on an Actual/360
Basis, an Actual/Actual Basis or a 30/360 Basis; and such Mortgage Loan accrues interest (payable monthly in arrears) at a fixed rate of interest throughout the remaining term thereof (except if such Mortgage Loan is an ARD Mortgage Loan, in which case the accrual rate for interest will increase after its Anticipated
Repayment Date, and except in connection with the occurrence of a default and the accrual of default interest).

Subordinate Debt. Each related Mortgage or other loan document relating to such
Mortgage Loan does not provide for or permit, without the prior written consent of the holder of the related Mortgage Note, any related Mortgaged Property or any direct controlling interest in the Mortgagor to secure any other promissory note or debt (other than another Mortgage Loan in the Trust Fund and, if such
Mortgage Loan is part of a Loan Combination, the other mortgage loan(s) that are part of such Loan Combination, as applicable).

Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Accordingly, either as of the date of origination or the Closing Date, the fair market value of the real property securing such Mortgage Loan was not less than 80% of the "adjusted issue price"
(within the meaning of the REMIC Provisions) of such Mortgage Loan. For purposes of the preceding sentence, the fair market value of the real property securing such Mortgage Loan was first reduced by the amount of any lien on such real property that is senior to the lien that secures such Mortgage Loan, and was further reduced by a proportionate amount of any lien that is on a parity with the lien that secures such Mortgage Loan. No action that occurs by operation of the terms of such Mortgage Loan would cause such Mortgage Loan to cease to be a
"qualified mortgage" and such Mortgage Loan does not permit the release or substitution of collateral if such release or substitution (A) would constitute a "significant modification" of such Mortgage Loan within the meaning of
Treasury regulations section 860G-2(b), (B) would cause such Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the
Code (without regard to clauses (A)(i) or (A)(ii) thereof) or (C) would cause a
"prohibited transaction" within the meaning of Section 860F(a)(2) of the Code.
The related Mortgaged Property, if acquired in connection with the default or imminent default of

                                        6

such Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

Prepayment Consideration. Prepayment Premiums and Yield Maintenance Charges
payable with respect to such Mortgage Loan, if any, constitute "customary prepayment penalties" within the meaning of Treasury regulations section
1.860G-1(b)(2).

Environmental Conditions. One or more environmental site assessments (or updates thereof) in each instance meeting American Society of Testing and Materials requirements were performed by an environmental consulting firm independent of the Seller and the Seller's Affiliates with respect to each related Mortgaged
Property during the 12-month period preceding the Cut-off Date, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) and/or update(s) referenced herein, has no knowledge of, and has not received actual notice of, any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then (1)
the same have been remediated in all material respects, (2) sufficient funds have been escrowed or a letter of credit, guaranty or other instrument has been delivered for purposes of covering the estimated costs of such remediation, (3)
the related Mortgagor or other responsible party set forth on Schedule I (which
Mortgagor or other responsible party has been reasonably determined by the
Seller to have the creditworthiness to do so (such determination by the Seller to be based on review of (i) the financial statements provided to the Seller by the Mortgagor or other responsible party, as applicable, and (ii) the reasonable cost of remediation of the circumstances or conditions that are in violation of the applicable environmental laws as set forth in the applicable environmental report)) is currently taking remedial or other appropriate action to address the environmental issue consistent with the recommendations in such site assessment,
(4) the cost of the environmental issue relative to the value of such Mortgaged
Property was de minimis, or (5) environmental insurance has been obtained.

          The Mortgagor with respect to such Mortgage Loan has represented, warranted and covenanted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the related Mortgaged Property, any Hazardous Materials in any manner which violates applicable federal, state or local laws governing the use, storage, handling, production or disposal of Hazardous Materials at the related Mortgaged Property and (A) the related Mortgagor and a natural person have agreed to indemnify the mortgagee under such Mortgage Loan, and its successors and assigns, against any losses, liabilities, damages, penalties, fines, claims and reasonable out of pocket expenses (excluding lost profits, consequential damages and diminution of value of the related
     Mortgaged Property, provided that no Mortgage Loan with an original principal balance equal to or greater than $15,000,000 contains an exclusion for "diminution of value" of the related Mortgaged Property)
     paid, suffered or incurred by such mortgagee resulting from such
     Mortgagor's material violation of any environmental law or a material breach of the environmental representations and warranties or covenants given by the related Mortgagor in connection with such Mortgage Loan or (B)
     environmental insurance has been obtained. If such Mortgage Loan is a
     Mortgage Loan as to which neither a natural person has provided the indemnity set forth above nor environmental insurance has been obtained, such Mortgage Loan is set forth on Schedule I.

                                        7

          The Seller has not taken any action with respect to such Mortgage Loan or the related Mortgaged Property that could subject the Seller or its successors and assigns in respect of such Mortgage Loan to liability under
     CERCLA or any other applicable federal, state or local environmental law.
     The related Mortgage or other loan documents require the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

Realization Against Real Estate Collateral. The related Mortgage Note,
Mortgage(s), Assignment(s) of Leases and other loan documents securing such
Mortgage Loan, if any, contain customary and, subject to the limitations and exceptions as to enforceability in paragraph (v) above, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property or Properties of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

Bankruptcy. The related Mortgagor is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding; provided, however, that this representation and warranty does not cover any such bankruptcy, reorganization, insolvency or comparable proceeding with respect to which: (1)
the Seller has no actual knowledge and (2) written notice of the discovery thereof is not delivered to the Seller by the Trustee or the Master Servicer on
or prior to the date occurring twelve months after the Closing Date.

Loan Security. Such Mortgage Loan is secured by a Mortgage on a fee simple interest and/or a leasehold estate in a commercial property or multifamily property, including the related Mortgagor's interest in the improvements on the related Mortgaged Property.

Amortization. Such Mortgage Loan does not provide for negative amortization unless such Mortgage Loan is an ARD Mortgage Loan, in which case it may occur only after the Anticipated Repayment Date.

Whole Loan. Such Mortgage Loan is a whole loan, contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent interest in the form of participation in the cash flow of the related
Mortgaged Property.

Due-on-Encumbrance. Each Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee or Rating Agency confirmation that an
Adverse Rating Event with respect to any Class of Certificates would not occur, any related Mortgaged Property or any direct controlling interest in the
Mortgagor is directly encumbered in connection with subordinate financing; and
except in the case of a Trust Mortgage Loan that is part of a Loan Combination
(for which such consent has been granted with respect to the other mortgage loan(s) in such Loan Combination), and except for the respective Mortgage Loans secured by the Mortgaged Properties listed on Schedule I (for which such consent has been granted with respect to mezzanine debt), no such consent has been granted by the Seller. To the Seller's knowledge, no related Mortgaged Property is encumbered in connection with subordinate financing (except that each
Mortgaged Property securing a Trust Mortgage Loan that is part of a Loan
Combination also secures the other mortgage loan(s) in such Loan Combination);
however, if the related Mortgaged Property is listed on Schedule I, certain direct controlling equity holders in the related Mortgagor are known to the
Seller to have incurred debt secured by their ownership interest in the related
Mortgagor.

                                        8

Due-on-Sale. Except with respect to transfers of certain non-controlling and/or minority interests in the related Mortgagor as specified in the related Mortgage or with respect to transfers of interests in the related Mortgagor between immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related Mortgagor, each Mortgage Loan contains either (A)
provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if any related Mortgaged Property or interest therein is directly or indirectly transferred or sold without the prior written consent of the mortgagee or rating agency confirmation, or (B) provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage
Loan if any related Mortgaged Property or interest therein is directly or indirectly transferred or sold without the related Mortgagor having satisfied certain conditions specified in the related Mortgage with respect to permitted transfers (which conditions are consistent with the practices of prudent commercial mortgage lenders (as defined below)). The Mortgage (under either specific or general expense provisions) requires the Mortgagor to pay all reasonable fees and expenses associated with securing the consent or approval of the holder of the Mortgage for all actions involving the transfer of interest in such Mortgagor requiring such consent or approval under the Mortgage.

Mortgagor Concentration. Except in the case of the Mortgage Loans listed on
Schedule I (xxvii), such Mortgage Loan, together with any other Mortgage Loan made to the same Mortgagor or to an Affiliate of such Mortgagor, does not represent more than 5% of the Initial Pool Balance.

Waivers; Modifications. Except as set forth in a written instrument included in the related Mortgage File, the (A) material terms of the related Mortgage Note, the related Mortgage(s) and any related loan agreement and/or lock-box agreement have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgagee in any manner, and (B) no portion of a related Mortgaged Property has been released from the lien of the related
Mortgage, in the case of (A) and/or (B), to an extent or in a manner that in any such event materially interferes with the security intended to be provided by such document or instrument. Schedule I identifies each Mortgage Loan (if any)
as to which, since the latest date any related due diligence materials were delivered to Anthracite Capital, Inc. (or its designee), there has been (in writing) given, made or consented to a material alteration, material modification or assumption of the terms of the related Mortgage Note,
Mortgage(s) or any related loan agreement and/or lock-box agreement and/or as to which, since such date, there has been (in writing) a waiver other than as related to routine operational matters or minor covenants.

Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator during the six-month period prior to the related origination date.

Property Release. The terms of the related Mortgage Note, Mortgage(s) or other loan document securing such Mortgage Loan do not provide for the release from the lien of such Mortgage of any material portion of the related Mortgaged
Property that is necessary to the operation of such Mortgaged Property or was given material value in the underwriting of such Mortgage Loan at origination, without (A) payment in full of such Mortgage Loan, (B) delivery of Defeasance
Collateral in the form of "government securities" within the meaning of Section
2(a)(16) of the Investment Company Act of 1940, as amended (the "Investment
Company Act"), (C) payment of a release price equal to at least 125% of the amount of such Mortgage Loan allocated to the related Mortgaged Property subject to the release or (D) with respect to mortgage loans listed on Schedule I-xxx, the satisfaction of certain

                                        9

underwriting and legal requirements which the Seller required in the origination of comparable mortgage loans.

Qualifications; Licensing; Zoning. The related Mortgagor has covenanted in the related Mortgage Loan documents to maintain the related Mortgaged Property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged
Property, and the related originator performed the type of due diligence in connection with the origination of such Mortgage Loan customarily performed by prudent commercial mortgage lenders (as defined below) with respect to the foregoing matters; the Seller has received no notice of any material violation of, to the extent is has not been grandfathered under, any applicable laws, zoning ordinances, rules, covenants or restrictions affecting the construction, occupancy, use or operation of the related Mortgaged Property (unless affirmatively covered by the title insurance referred to in paragraph (xi) above
(or an endorsement thereto)); to the Seller's knowledge (based on surveys, opinions, letters from municipalities and/or title insurance obtained in connection with the origination of such Mortgage Loan), no improvement that was included for the purpose of determining the appraised value of the related
Mortgaged Property at the time of origination of such Mortgage Loan lay outside the boundaries and building restriction lines of such property, in effect at the time of origination of such Mortgage Loan, to an extent which would have a material adverse affect on the related Mortgagor's use and operation of such
Mortgaged Property (unless grandfathered with respect thereto or affirmatively covered by the title insurance referred to in paragraph (xi) above (or an endorsement thereto)), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent. For purposes of this paragraph, a Mortgaged Property shall be deemed "grandfathered" with respect to any laws, zoning ordinances, rules, covenants or restrictions affecting the construction, occupancy, use or operation of the related Mortgaged Property, if and to the extent that any of the construction, occupancy, use and operation of such Mortgaged Property: (A) conformed in all material respects with such laws, zoning ordinances, rules, covenants and restrictions affecting the improvements on the related Mortgaged Property at the time the improvements on the related
Mortgaged Property were initially constructed or put into operation; and/or (B)
was not addressed or otherwise prohibited by any such laws, zoning ordinances, rules, covenants and restrictions affecting the related Mortgaged Property at the time the improvements on the related Mortgaged Property were initially constructed or put into operation.

Property Financial Statements. The related Mortgagor has covenanted in the related Mortgage Loan documents to deliver to the mortgagee annual operating statements, rent rolls and related information of each related Mortgaged
Property and annual financial statements. If such Mortgage Loan had an original principal balance greater than $15 million, the related Mortgagor has covenanted to provide such operating statements, rent rolls and related information on a quarterly basis. If such Mortgage Loan has an original principal balance equal to or greater than $20 million, the related Mortgagor, if it obtains an audited financial statement, is required to provide a copy thereof to the holder of such
Mortgage Loan at the related mortgagee's request.

Single Purpose Entity. If such Mortgage Loan has a Cut-off Date Balance in excess of $25 million, then the related Mortgagor is obligated by its organizational documents and the related Mortgage Loan documents to be a Single
Purpose Entity for so long as such Mortgage Loan is outstanding; and, if such
Mortgage Loan has a Cut-off Date Balance greater than $5 million and less than
$25 million, the related Mortgagor is obligated by its organizational documents and/or the related Mortgage Loan documents to own the related Mortgaged Property and no other material assets, except such as are incidental to the

                                       10

ownership of such Mortgaged Property for so long as such Mortgage Loan is outstanding. For purposes of this representation, "Single Purpose Entity" means an entity whose organizational documents or the related Mortgage Loan documents provide substantially to the effect that such entity: (A) is formed or organized solely for the purpose of owning and operating one or more of the Mortgaged
Properties securing such Mortgage Loan, (B) may not engage in any business unrelated to the related Mortgaged Property or Mortgaged Properties, (C) does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties and (D) may not
incur indebtedness other than as permitted by the related Mortgage or other
Mortgage Loan documents. If such Mortgage Loan has an initial principal balance of $25 million and above and the related Mortgagor is a single member limited liability company, such Mortgagor's organizational documents provide that such
Mortgagor shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of its sole member and is organized in a jurisdiction that provides for such continued existence and there was obtained opinion of counsel confirming such continued existence. If such Mortgage Loan has, or is part of a group of Mortgage Loans with affiliated Mortgagors having, a Cut-off Date
Balance equal to or greater than 2% of the Initial Pool Balance, or if such
Mortgage Loan has an original principal balance equal to or greater than $25 million, there was obtained an opinion of counsel regarding non-consolidation of such Mortgagor.

Advancing of Funds. No advance of funds has been made, directly or indirectly, by the originator or the Seller to the related Mortgagor other than pursuant to the related Mortgage Note; and, to the actual knowledge of the Seller, no funds have been received from any Person other than such Mortgagor for or on account of payments due on the related Mortgage Note.

Legal Proceedings. To the Seller's actual knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the related Mortgagor or any related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property or the ability of such Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

Originator Duly Authorized. To the extent required under applicable law as of the Closing Date, the originator of such Mortgage Loan was qualified and authorized to do business in each jurisdiction in which a related Mortgaged
Property is located at all times when it held such Mortgage Loan to the extent necessary to ensure the enforceability of such Mortgage Loan.

Trustee under Deed of Trust. If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and no fees and expenses are payable to such trustee except in connection with a trustee sale of the related
Mortgaged Property following a default or in connection with the release of liens securing such Mortgage Loan and any such fees and expenses are the obligation of the Mortgagor under the terms of the Mortgage.

Cross-Collateralization. The related Mortgaged Property is not, to the Seller's knowledge, collateral or security for any mortgage loan that is not in the Trust
Fund and, if such Mortgage Loan is cross-collateralized, it is cross-collateralized only with other Mortgage Loans in the Trust Fund, except that a Trust Mortgage Loan that is part of a Loan Combination is secured by one or more Mortgaged Properties that also secure the related Non-Trust Mortgage
Loan(s). The security interest/lien on each material item of collateral for such
Mortgage Loan has been assigned to the Trustee.

                                       11

Flood Hazard Insurance. None of the improvements on any related Mortgaged
Property are located in a flood hazard area as defined by the Federal Insurance
Administration or, if any portion of the improvements on the related Mortgaged
Property are in an area identified in the Federal Register by the Federal
Emergency Management Agency as having special flood hazards falling within zones
A or V in the national flood insurance program, the Mortgagor has obtained and is required to maintain flood insurance.

Engineering Assessments. One or more engineering assessments or updates of a previously conducted engineering assessment were performed by an Independent engineering consulting firm with respect to each related Mortgaged Property during the 12-month period preceding the Cut-off Date, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with such assessment(s) and or update(s), does not have any knowledge of any material and adverse engineering condition or circumstance affecting such
Mortgaged Property that was not disclosed in such report(s); and, to the extent such assessments revealed deficiencies, deferred maintenance or similar conditions, either (A) the estimated cost has been escrowed or a letter of credit has been provided, (B) repairs have been made or (C) the scope of the deferred maintenance relative to the value of such Mortgaged Property was de minimis.

Escrows. All escrow deposits and payments relating to such Mortgage Loan are under control of the Seller or the servicer of such Mortgage Loan and all amounts required as of the date hereof under the related Mortgage Loan documents to be deposited by the related Mortgagor have been deposited. The Seller is transferring to the Trustee all of its right, title and interest in and to such amounts.

Licenses, Permits and Authorizations. The related Mortgagor has represented in the related Mortgage Loan documents that, and to the actual knowledge of the
Seller, as of the date of origination of such Mortgage Loan, all material licenses, permits and authorizations then required for use of the related
Mortgaged Property by such Mortgagor, the related lessee, franchisor or operator have been issued and were valid and in full force and effect.

Servicing and Collection Practices. The servicing and collection practices used by the Seller or, to the Seller's knowledge, any prior holder of the related
Mortgage Note with respect to such Mortgage Loan have been in all respects legal and have met customary industry standards.

Fee Simple. Unless such Mortgage Loan is covered by the representation and warranty in the immediately following paragraph (xlv), such Mortgage Loan is secured in whole or material part by a fee simple interest.

Leasehold Interest Only. If such Mortgage Loan is secured in whole or in material part by the interest of the related Mortgagor as a lessee under a
Ground Lease but not by the related fee interest, then:

               (A)  such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related
                    Mortgage or, if consent of the lessor thereunder is
                    required, it has been obtained prior to the Closing Date;

               (B)  upon the foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor's interest in such
                    Ground Lease is assignable

                                       12

                    to the Trustee without the consent of the lessor thereunder
                    (or, if any such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Trustee and its
                    successors without a need to obtain the consent of such
                    lessor (or, if any such consent is required, it has been
                    obtained prior to the Closing Date or may not be
                    unreasonably withheld);

               (C)  such Ground Lease may not be amended or modified without the prior written consent of the mortgagee under such Mortgage
                    Loan and any such action without such consent is not binding on such mortgagee, its successors or assigns;

               (D)  unless otherwise set forth in such Ground Lease, such Ground
                    Lease does not permit any increase in the amount of rent
                    payable by the ground lessee thereunder during the term of such Mortgage Loan;

               (E)  such Ground Lease was in full force and effect as of the date of origination of the related Mortgage Loan and, at the
                    Closing Date, such Ground Lease is in full force and effect;
                    to the actual knowledge of the Seller, except for payments due but not yet 30 days or more delinquent, (1) there is no material default under such Ground Lease, and (2) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease;

               (F)  such Ground Lease, or an estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor, requires the lessor thereunder to give notice of any default by the lessee to such mortgagee; and such Ground Lease, or an estoppel or consent letter received by the mortgagee
                    under such Mortgage Loan from the lessor, further provides either (1) that no notice of termination given under such
                    Ground Lease is effective against such mortgagee unless a
                    copy has been delivered to the mortgagee in the manner
                    described in such Ground Lease, estoppel or consent letter or (2) that upon any termination of such Ground Lease the
                    lessor will enter into a new lease with such mortgagee upon such mortgagee's request;

               (G)  based upon the related policy of title insurance, the ground lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority
                    with, the related Mortgage, other than the related ground
                    lessor's related fee interest and any Permitted
                    Encumbrances;

               (H)  the mortgagee under such Mortgage Loan is permitted a reasonable opportunity to cure any curable default under
                    such Ground Lease (not less than the time provided to the
                    related lessee under such Ground Lease to cure such default)
                    before the lessor thereunder may terminate or cancel such
                    Ground Lease;

                                       13

               (I)  such Ground Lease has a currently effective term (including any options exercisable by the holder of the related
                    Mortgage) that extends not less than 20 years beyond the
                    Stated Maturity Date of the related Mortgage Loan;

               (J)  under the terms of such Ground Lease, any estoppel or consent letter received by the mortgagee under such Mortgage
                    Loan from the lessor and the related Mortgage Loan
                    documents, taken together, any related insurance proceeds, other than de minimis amounts for minor casualties, with
                    respect to the leasehold interest, or condemnation proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the
                    mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent
                    commercial mortgage lender), or to the payment of the
                    outstanding principal balance of the Mortgage Loan, together with any accrued interest thereon;

               (K)  such Ground Lease does not impose any restrictions on use or subletting which would be viewed as commercially
                    unreasonable by a prudent commercial mortgage lender;

               (L)  upon the request of the mortgagee under such Mortgage Loan, the ground lessor under such Ground Lease is required to
                    enter into a new lease upon termination of the Ground Lease for any reason prior to the expiration of the term thereof, including as a result of the rejection of the Ground Lease in a bankruptcy of the related Mortgagor unless the
                    mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice
                    thereof from the lessor; and

               (M)  the terms of the related Ground Lease have not been waived, modified, altered, satisfied, impaired, canceled,
                    subordinated or rescinded in any manner which materially
                    interferes with the security intended to be provided by such
                    Mortgage, except as set forth in an instrument or document contained in the related Mortgage File.

Fee Simple and Leasehold Interest. If such Mortgage Loan is secured by the interest of the related Mortgagor under a Ground Lease and by the related fee interest, then (A) such fee interest is subject, and subordinated of record, to the related Mortgage, (B) the related Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or other lien upon such fee interest, and (C) upon occurrence of a default under the terms of the related Mortgage by the related Mortgagor, the mortgagee under such Mortgage
Loan has the right (subject to the limitations and exceptions set forth in paragraph (v) above) to foreclose upon or otherwise exercise its rights with respect to such fee interest.

Tax Lot; Utilities. Each related Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an

                                       14

endorsement under the related title insurance policy; and each related Mortgaged
Property is served by a public or other acceptable water system, a public sewer
(or, alternatively, a septic) system, and other customary utility facilities.

Defeasance. If such Mortgage Loan is a Defeasance Mortgage Loan, the related
Mortgage Loan documents require the related Mortgagor to pay all reasonable costs associated with the defeasance thereof, and either: (A) require the prior written consent of, and compliance with the conditions set by, the holder of such Mortgage Loan for defeasance or (B) require that (1) defeasance may not occur prior to the second anniversary of the Closing Date, (2) the Defeasance
Collateral must be government securities within the meaning of Treasury regulations section 1.860G-2(a)(8)(i) and must be sufficient to make all scheduled payments under the related Mortgage Note when due (assuming for each
ARD Mortgage Loan that it matures on its Anticipated Repayment Date or on the date when any open prepayment period set forth in the related Mortgage Loan documents commences) or, in the case of a partial defeasance that effects the release of a material portion of the related Mortgaged Property, to make all scheduled payments under the related Mortgage Note on that part of such Mortgage
Loan equal to at least 110% of the allocated loan amount of the portion of the
Mortgaged Property being released, (3) an independent accounting firm (which may be the Mortgagor's independent accounting firm) certify that the Defeasance
Collateral is sufficient to make such payments, (4) such Mortgage Loan be assumed by a successor entity designated by the holder of such Mortgage Loan (or by the Mortgagor with the approval of such lender), and (5) counsel provide an opinion letter to the effect that the Trustee has a perfected security interest in such Defeasance Collateral prior to any other claim or interest.

Primary Servicing Rights. No Person has been granted or conveyed the right to primary service such Mortgage Loan or receive any consideration in connection therewith except (A) as contemplated in this Agreement with respect to primary servicers that are to be sub-servicers of the Master Servicer, (B) as has been conveyed to the Master Servicer, in its capacity as a primary servicer, or (C)
as has been terminated.

Mechanics' and Materialmen's Liens. As of origination and, to the Seller's actual knowledge, as of the Closing Date, (A) the related Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are not bonded, insured against or escrowed for, and (B) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage (unless affirmatively covered by the title insurance referred to in paragraph (xi) above (or an endorsement thereto)). The
Seller has not received actual notice with respect to such Mortgage Loan that any mechanics' and materialmen's liens have encumbered such Mortgaged Property since origination that have not been released, bonded, insured against or escrowed for.

Due Date. Subject to any business day convention imposed by the related loan documents, the Due Date for such Mortgage Loan is scheduled to be the first day, the seventh day, the tenth day or the eleventh day of each month.

Assignment of Leases. Subject only to Permitted Encumbrances, the related
Assignment of Leases set forth in or separate from the related Mortgage and delivered in connection with such Mortgage Loan establishes and creates a valid and, subject only to the exceptions and limitations in paragraph (v) above, enforceable first priority lien and first priority security interest in the related Mortgagor's right to receive payments due under any and all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the related Mortgaged Property subject

                                       15

to the related Mortgage, except that a license may have been granted to the related Mortgagor to exercise certain rights and perform certain obligations of the lessor under the relevant lease or leases; and each assignor thereunder has the full right to assign the same.

Mortgagor Formation or Incorporation. To the Seller's knowledge, the related
Mortgagor is a Person formed or incorporated in a jurisdiction within the United
States.

No Ownership Interest in Mortgagor. The Seller has no ownership interest in the related Mortgaged Property or the related Mortgagor other than as the holder of such Mortgage Loan being sold and assigned, and neither the Seller nor any affiliate of the Seller has any obligation to make any capital contributions to the related Mortgagor under the Mortgage or any other related Mortgage Loan document.

No Undisclosed Common Ownership. To the Seller's knowledge, except where multiple properties secure an individual Mortgage Loan and except for properties securing Mortgage Loans that are cross-defaulted and cross-collateralized, no two properties securing Mortgage Loans are directly or indirectly under common ownership.

Loan Outstanding. Such Mortgage Loan has not been satisfied in full, and except as expressly contemplated by the related loan agreement or other documents contained in the related Mortgage File, no material portion of the related
Mortgaged Property has been released.

Usury. Such Mortgage Loan complied with or was exempt from all applicable usury laws in effect at its date of origination.

ARD Mortgage Loan. If such Mortgage Loan is an ARD Mortgage Loan, then:

               (N)  the related Anticipated Repayment Date is not less than five years from the origination date for such Mortgage Loan;

               (O)  such Mortgage Loan provides that from the related
                    Anticipated Repayment Date through the maturity date for
                    such Mortgage Loan, all excess cash flow (net of normal
                    monthly debt service on such Mortgage Loan, monthly expenses reasonably related to the operation of the related Mortgaged
                    Property, amounts due for reserves established under such
                    Mortgage Loan, and payments for any other expenses,
                    including capital expenses, related to such Mortgaged
                    Property which are approved by mortgagee) will be applied to repay principal due under such Mortgage Loan;

               (P)  no later than the related Anticipated Repayment Date, the related Mortgagor is required (if it has not previously done
                    so) to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property will be deposited
                    directly into a designated account controlled by the
                    mortgagee under such Mortgage Loan; and

               (Q)  the interest rate of such Mortgage Loan will increase by at least two (2) percentage points in connection with the
                    passage of its Anticipated

                                       16

                    Repayment Date.

Appraisal. An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the "Uniform Standards of Professional
Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal
Foundation, or (B) the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

          For purposes of the foregoing representations and warranties, the phrases "to the knowledge of the Seller" or "to the Seller's knowledge" shall mean, except where otherwise expressly set forth above, the actual state of knowledge of the Seller at the time of the origination of the particular
Mortgage Loan regarding the matters referred to, in each case after having conducted such inquiry and due diligence into such matters as is customarily performed by the Seller in connection with such matters with respect to the origination by Seller of multifamily or commercial (as applicable) mortgage loans intended for securitization, and the phrases "to the actual knowledge of the Seller" or "to the Seller's actual knowledge" shall mean, except where otherwise expressly set forth above, the actual state of the Seller's knowledge, at the time of the origination of the particular Mortgage Loan regarding the matters referred to, in each case without any express or implied obligation to make any inquiry or conduct any due diligence.

          For purposes of the foregoing representations and warranties, the phrases "would be considered prudent by an institutional commercial mortgage lender" or "consistent with the practices of prudent commercial mortgage lenders" or "customarily performed by prudent commercial mortgage lenders" or
"would not be viewed as commercially unreasonable by a prudent commercial mortgage lender" and/or other references to "prudent commercial mortgage lender(s)" shall, in each case, mean the subject action, inaction, consideration, determination, or lending practice would be reasonably consistent with the practices or procedures commonly followed (at the time the subject action, inaction, consideration, determination, or lending practice occurred) by commercial mortgage lenders originating fixed-rate mortgage loans for securitization similar to the Mortgage Loans, which practices or procedures, in each case, would be commonly applicable at such time taking into account the facts, circumstances and characteristics of the subject Mortgage Loan.

                                       17

                                   SCHEDULE I

                                 LB-UBS 2005-C7

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
     NO.           REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

      10                 (v)           Station Place I                  The guarantor is not a natural person. There is no recourse to the guarantor (only to the borrower) for fraud,
                Loan Document Status                                    misrepresentation and environmental matters.
------------------------------------------------------------------------------------------------------------------------------------

      8                  (v)           Cherryvale Mall                  There is no recourse guarantor.

                Loan Document Status
------------------------------------------------------------------------------------------------------------------------------------

     68                  (v)           Lowe's Home Improvement Center   Duane Lund and the Geneva Organization executed guaranties containing standard recourse carve-outs and for a breach of
                Loan Document Status                                    the waiver of the right of partition contained in the tenant in common agreement. Each of the tenant in common investors executed a guaranty which makes them liable for loss, costs and damage as a result of: (a) fraud or material
                                                                        misrepresentation or failure to disclose a material fact;
                                                                        (b) gross negligence or willful misconduct; or (c) failure to maintain their status as single purpose entities, as
                                                                        required by the related loan documents. Additionally these guaranties contain the recourse carve-outs for: (a) failure to maintain certain special purpose entity covenants; (b)
                                                                        failure to obtain lender's prior written consent to any
                                                                        subordinate financing or other voluntary lien encumbering
                                                                        the property; (c) failure to obtain lender's prior written consent to any assignment, transfer, or conveyance of the
                                                                        property or any interest therein as required by the related mortgage; (d) filing, consenting to or acquiescing to
                                                                        various bankruptcy or insolvency actions (e)
------------------------------------------------------------------------------------------------------------------------------------

                                     Sch I-1

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
     NO.           REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

                                                                        assertion of a defense against lender which the court in
                                                                        such action or proceeding determines is without merit; or
                                                                        (f) breach of the waiver of the right of partition.
------------------------------------------------------------------------------------------------------------------------------------

      12                 (v)           Sarasota Main Plaza              Liability with respect to the misrepresentation carve-out is capped at $5,000,000.
                 Loan Document Status
------------------------------------------------------------------------------------------------------------------------------------

      56                 (v)           Fleming, Highland and Eastway    The loan is fully recourse until the later to occur of (i)
                                       Apartments                       September 20, 2007 and (ii) the satisfaction and release
    (A-C)       Loan Document Status                                    (and proper recordation of same) of that certain mortgage
                                                                        affecting the Eastway Manor property made by Alan Goldstein to Hubert Orioli, Laverne Graning, John Nothnagle, Peter
                                                                        Ereg and Gregory Bitz in the principal amount of $210,600.
------------------------------------------------------------------------------------------------------------------------------------

 101, 103, 90            (v)           Eckerd - Southern Pines          There is no carve-out guarantor.

                Loan Document Status   Walgreens - Dallas

                                       Walgreens - Anderson
------------------------------------------------------------------------------------------------------------------------------------

     114                 (v)           Bayonne Mobile Home Park         Guarantors executed a full payment guaranty of the Loan,
                                                                        which terminates when the borrower provides lender with (i)
                Loan Document Status                                    certificates of authority to do business in New Jersey and
                                                                        (ii) all permits, licenses and certificates required to
                                                                        operate a mobile home park in Bayonne, NJ in the borrowers'
                                                                        name.
------------------------------------------------------------------------------------------------------------------------------------

                                     Sch I-2

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
     NO.           REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

      19                 (v)           1155 Market Street               The loan is full recourse and fully guaranteed by the
                                                                        principal.
                Loan Document Status
------------------------------------------------------------------------------------------------------------------------------------

      7                  (v)           Bethesda Towers                  The carve-out guarantor is not an individual. If such
                                                                        company's net worth falls below $15,000,000, there is
                Loan Document Status                                    springing liability under a conditional guaranty delivered by Lloyd W. Moore. The company's and Moore's personal
                                                                        liabilities will then be concurrent until the company's net worth returns to $15,000,000.
------------------------------------------------------------------------------------------------------------------------------------

     111                 (v)           Riverside Plaza                  The loan is full recourse.

                Loan Document Status
------------------------------------------------------------------------------------------------------------------------------------

      53                 (v)           GRM San Francisco                The loan is full recourse.

                Loan Document Status
------------------------------------------------------------------------------------------------------------------------------------

      80                 (v)           Phoenix Building                 The loan is full recourse.

                Loan Document Status
------------------------------------------------------------------------------------------------------------------------------------

      33                 (v)           Sunchase at Longwood             The loan is full recourse until net operating income, on a trailing 12-month basis, is at least $1,150,000.
                Loan Document Status
------------------------------------------------------------------------------------------------------------------------------------

     110                 (v)           RV Ranch and Stor-More           The loan is full recourse until the borrower achieves a debt service coverage ratio of at least 1.35x, on a trailing 24
    (A-B)       Loan Document Status                                    month basis.
------------------------------------------------------------------------------------------------------------------------------------

     127                 (v)           Alegra Palms Apartments          The loan is full recourse.

                Loan Document Status
------------------------------------------------------------------------------------------------------------------------------------

     N/A                 (v)           All Properties                   With respect to the non-recourse carve-out
------------------------------------------------------------------------------------------------------------------------------------

                                     Sch I-3

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
     NO.           REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

                Loan Document Status                                    guarantee concerning fraud, certain of the guarantors have only agreed to be liable in connection with and to the
                                                                        extent of any material fraud or material intentional fraud or material misrepresentations or material intentional
                                                                        misrepresentation by the related Mortgagor.

                                                                        With respect to the non-recourse carve-out covering
                                                                        misapplication or misappropriation, some guarantors have
                                                                        agreed to cover "misapplication or conversion" or
                                                                        "misappropriation or conversion" and some such non-recourse carve-outs apply only during the continuance of an event of default.
------------------------------------------------------------------------------------------------------------------------------------

      56               (viii)          Fleming, Highland and Eastway    There is a prior mortgage on the Eastway Manor property. The
                                       Apartments                       borrower has indicated that the mortgage was satisfied,
    (A-C)            First Lien                                         however no release or satisfaction was ever recorded.
                                                                        Mortgagor must obtain the release and satisfaction of the
                                                                        mortgage within one year of the date of closing. If the
                                                                        mortgagor fails to obtain such release within 90 days of the date of closing, the interest rate increases by 0.25%. If
                                                                        the mortgagor fails to obtain such release within one year of the date of closing, the mortgagee has the right to
                                                                        declare such failure an event of default, and accelerate the maturity date to October 11, 2006. The loan is fully
                                                                        recourse to Robert Morgan and Richard Chiarenza until such release is obtained. Additionally, at closing, the mortgagor deposited $210,000 in escrow with the lender to be held
                                                                        until the release of such mortgage. If such release is not obtained within one year from the date of closing, the
                                                                        lender may use such money to obtain a release and the
                                                                        mortgagor shall reimburse lender for all costs and expenses incurred by such action.
------------------------------------------------------------------------------------------------------------------------------------

      7                (viii)          Bethesda Towers                  The mortgage loan is structured as an
------------------------------------------------------------------------------------------------------------------------------------

                                     Sch I-4

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
     NO.           REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

                                                                        indemnity deed of trust.
                     First Lien
------------------------------------------------------------------------------------------------------------------------------------

                                                                        The Community Redevelopment Agency of the City of Margate,
      88                (xi)           CVS - Margate                    Florida, gave a $100,000 grant to the borrower for
                                                                        beautification purposes, which sum is required to be
                   Title Insurance                                      returned in the event that, prior to December 1, 2008, the borrower (i) changes the appearance of the structure
                                                                        enhanced by the grant without prior consent and/or (ii)
                                                                        fails to comply with all applicable city and county laws and is subsequently fined therefor. The borrower and the
                                                                        guarantors provided the lender an indemnity with respect to this matter.

                                                                        Approximately 6 feet of the parking area located on the
                                                                        western portion of the CVS parcel is subject to a revocable license recorded in the official records of Broward County.
                                                                        Under such license, Broward County may terminate the
                                                                        borrower's use of such space at any time. In the event that the County terminates such license, borrower must promptly make all improvements necessary to restore any portion of
                                                                        the parking areas lost due to such termination and make all alterations necessary to the landscaping areas of the
                                                                        property so that the re-constituted parking areas comply
                                                                        with all applicable laws and certain lease provisions.
------------------------------------------------------------------------------------------------------------------------------------

                                     Sch I-5

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
     NO.           REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

      56                (xi)           Fleming, Highland and Eastway    The Mortgaged Property is covered by a lender's title
                                       Apartments                       insurance policy that insures that the mortgage is a valid first lien on such Mortgaged Property.
    (A-C)          Title Insurance

                                                                        There is, however, a prior mortgage on the Eastway Manor
                                                                        property. The borrower has indicated that the mortgage was satisfied, however no release or satisfaction was ever
                                                                        recorded. Mortgagor must obtain the release and satisfaction of the mortgage within one year of the date of closing. If the mortgagor fails to obtain such release within 90 days of the date of closing, the interest rate increases by 0.25%.
                                                                        If the mortgagor fails to obtain such release within one
                                                                        year of the date of closing, the mortgagee has the right to declare such failure an event of default, and accelerate the maturity date to October 11, 2006. The loan is fully
                                                                        recourse to Robert Morgan and Richard Chiarenza until such release is obtained. Additionally, at closing, the mortgagor deposited $210,000 in escrow with the lender to be held
                                                                        until the release of such mortgage. If such release is not obtained within one year from the date of closing, the
                                                                        lender may use such money to obtain a release and the
                                                                        mortgagor shall reimburse lender for all costs and expenses incurred by such action.
------------------------------------------------------------------------------------------------------------------------------------

      56                (xi)           Fleming, Highland and Eastway    The property consists of 3 lots that are not contiguous.
                                       Apartments
    (A-C)          Title Insurance
------------------------------------------------------------------------------------------------------------------------------------

      56                 (xii)         Fleming, Highland and Eastway    So long as the borrower is obtaining policies from
                                       Apartments                       Harleysville Group Insurance, then a claims paying ability
     (A-C)        Property Insurance                                    rating of at least A-:XI from A.M. Best Company or BBB- or better from Standard & Poor's Rating Services is acceptable, however, the loan is recourse to the guarantors to the
                                                                        extent that (1) the insurance proceeds for any casualty are
------------------------------------------------------------------------------------------------------------------------------------

                                     Sch I-6

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
     NO.           REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

                                                                        insufficient to fully restore the Mortgaged Property and (2)
                                                                        the insurance maintained by the borrower does not insure,
                                                                        pay or otherwise cover any claims against the borrower or
                                                                        the Mortgaged Property for which the borrower is required to maintain insurance.
------------------------------------------------------------------------------------------------------------------------------------

 101, 103, 90           (xii)          Eckerd - Southern Pines          Under the lease and loan documents, the tenant is
                                                                        responsible for providing insurance. The lease provides that
                 Property Insurance    Walgreens - Dallas               the tenant may self-insure, in part, in lieu of separate
                                                                        general liability insurance. In the event that the tenant is
                                       Walgreens - Anderson             self-insuring and the risk and senior unsecured debt rating of the tenant fall below "BBB-" by Standard & Poor's Ratings
                                                                        Services (or the equivalent of such rating by Moody's), the borrower will be required to provide all insurance required under the mortgage. In addition, in the event the insurance policies maintained by the tenant under the lease fail to
                                                                        name the lender as an additional insured or lender, the
                                                                        borrower must maintain such insurance policies, regardless of whether such insurance is maintained by the tenant.
------------------------------------------------------------------------------------------------------------------------------------

      68                (xii)          Lowe's Home Improvement Center   The borrower is required to maintain certain rental
                                                                        loss/business income interruption insurance and maintain or
                 Property Insurance                                     cause Lowe's to maintain certain insurance. If the insurance policies maintained by the tenant under the Lowe's lease do not fully comply with the requirements set forth in the loan documents, then the borrower is required to immediately
                                                                        procure and maintain, in "concurrent form" with the policies obtained pursuant to the Lowe's lease, over and above any
                                                                        other valid and collectible coverage then in existence, as shall be necessary to bring the insurance coverage for the entire property into full compliance with all of the terms and conditions of the relevant sections of the loan
                                                                        documents.
------------------------------------------------------------------------------------------------------------------------------------

                                     Sch I-7

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
     NO.           REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

                                                                        Lowes may self insure, however, at any time that the senior unsecured debt rating of Lowe's falls below "BBB+" by
                                                                        Standard & Poor's ratings Services, a division of the
                                                                        McGraw-Hill Companies, Inc. (or the equivalent of such
                                                                        rating by Moody's) and Lowe's is self-insuring, the borrower is required to obtain all insurance as required by the loan documents. In addition, if, at any time the insurance
                                                                        policies maintained by the tenant fail to name lender as an additional insured or lender, the borrower shall maintain
                                                                        such insurance policies, regardless of whether such
                                                                        insurance is maintained by the tenant.
------------------------------------------------------------------------------------------------------------------------------------

      88                (xii)          CVS - Margate                    The tenant under the CVS lease and the tenant under the
                                                                        BankAtlantic lease carry insurance. The borrower and
                 Property Insurance                                     guarantors indemnify the lender for any losses suffered if, following a casualty resulting from a terrorist act, either:
                                                                        (i) the tenant under the CVS lease fails to restore the
                                                                        demised premises in accordance with the provisions of the
                                                                        lease, or (ii) if insurance proceeds are not paid to the
                                                                        lender.
------------------------------------------------------------------------------------------------------------------------------------

      8                 (xii)          Cherryvale Mall                  Insurance providers are allowed to be rated below BBB+ but in no event less than BBB-.
                 Property Insurance
------------------------------------------------------------------------------------------------------------------------------------

                                     Sch I-8

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
     NO.           REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

     110                (xii)          RV Ranch and Stor-More           Business interruption and rental loss on the RV Ranch is for a period of 6 months with co-insurance. The borrower has
    (A-B)        Property Insurance                                     guaranteed 6 months debt service, operating expenses and
                                                                        escrows and any loss for co-insurance coverage. The
                                                                        insurance carrier, Arch Insurance Company, is approved as
                                                                        long as it has a minimum rating of A-:XV. The casualty
                                                                        policy for RV Ranch need not contain a waiver of
                                                                        co-insurance, however in such case insurance must be for
                                                                        100% of the replacement cost of the improvements and the key principal has guaranteed all loss, costs or damages
                                                                        resulting from the fact that a waiver of co-insurance was
                                                                        not obtained. Flood insurance on the RV Ranch parcel is for
                                                                        $250,000, not the full amount of the loan, due to the fact that only the club house is in the flood zone.
------------------------------------------------------------------------------------------------------------------------------------

     132                (xii)          Golden Triangle Mobile Home      There are no improvements on the lots that belong to the
                                       Park                             borrower, only manufactured housing that belongs to the
                 Property Insurance                                     occupants. The borrower is not required to insure occupant improvements. The deed of trust requires the borrower to
                                                                        cause the homeowner's association to insure the common area improvements and to restore the same in the event of a
                                                                        casualty. The borrower controls the Homeowner's Association.
                                                                        If the borrower does build improvements on the property then insurance is required. There is no flood insurance for
                                                                        improvements as there are no improvements belonging to the borrower on the property. The loan is recourse to the
                                                                        borrower for an amount equal to what would be the proceeds of business interruption insurance if the borrower had
                                                                        carried business interruption insurance with respect to
                                                                        flood.
------------------------------------------------------------------------------------------------------------------------------------

      56                (xii)          Fleming, Highland and Eastway    The insurance carrier is rated BBB-.
                                       Apartments
------------------------------------------------------------------------------------------------------------------------------------

                                     Sch I-9

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
     NO.           REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

     (A-C)       Property Insurance
------------------------------------------------------------------------------------------------------------------------------------

      77                (xii)          Turtle Bay                       The borrower is not required to insure occupant
                                                                        improvements. A portion of the property is located in a
                 Property Insurance                                     flood zone but there is no flood insurance because the
                                                                        borrower owns no improvements on that portion of the
                                                                        mortgaged property. The loan is recourse to the borrower for an amount equal to what would be the proceeds of business
                                                                        interruption insurance if the borrower had carried business interruption insurance with respect to flood.
------------------------------------------------------------------------------------------------------------------------------------

    79, 77              (xii)          Lakes Estates                    The insurance carrier is rated BBB. No terrorism insurance is required or in place.
                 Property Insurance    Turtle Bay
------------------------------------------------------------------------------------------------------------------------------------

      79                (xii)          Lakes Estates                    The borrower is not required to insure occupant
                                                                        improvements. A portion of the property is located in a
                 Property Insurance                                     flood zone but there is no flood insurance because the
                                                                        borrower owns no improvements on that portion of the
                                                                        mortgaged property. The loan is recourse to the borrower for an amount equal to what would be the proceeds of business
                                                                        interruption insurance if the borrower had carried business interruption insurance with respect to flood.
------------------------------------------------------------------------------------------------------------------------------------

    103, 90             (xii)          Walgreens - Dallas               Walgreens self-insures.

                 Property Insurance    Walgreens - Anderson
------------------------------------------------------------------------------------------------------------------------------------

 49, 74, 110,           (xii)          All Mobile Home Park and RV      With respect to mobile home park and rv park properties,
112, 114, 132                          Park Properties                  there is generally a lack of insurable improvements.
                 Property Insurance                                     Therefore, casualty insurance is typically minimal (or
                                                                        nonexistent in some cases).
------------------------------------------------------------------------------------------------------------------------------------

     N/A                (xii)          All Properties                   With respect to certain mortgage loans, the
------------------------------------------------------------------------------------------------------------------------------------

                                    Sch I-10

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
     NO.           REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

                                                                        lender accepted comprehensive liability insurance in an
                 Property Insurance                                     amount less than that required by the loan documents,
                                                                        provided, however, that all the mortgage loans provide a
                                                                        primary general liability policy of at least $1,000,000 per occurrence with $2,000,000 in the aggregate.
------------------------------------------------------------------------------------------------------------------------------------

      10                (xvi)          Station Place I                  Future mezzanine debt is permitted subject to the conditions set forth in the loan documents.
                  Subordinate Debt
------------------------------------------------------------------------------------------------------------------------------------

 4 (A-I), 14            (xvi)          Reckson Portfolio Pool I         Future mezzanine debt is permitted subject to the conditions
    (A-C)                                                               set forth in the loan documents.
                  Subordinate Debt     Reckson Portfolio Pool II
------------------------------------------------------------------------------------------------------------------------------------

     N/A               (xvi)           All Properties                   The loan documents allow the borrower to incur certain trade payables and equipment financing up to a predetermined
                  Subordinate Debt                                      amount, which is generally less than or equal to 5% of the loan amount.
------------------------------------------------------------------------------------------------------------------------------------

     101                (xix)          Eckerd - Southern Pines          No natural person or guarantor has provided an environmental indemnity; only Mortgagor executed the aforementioned
                    Environmental                                       agreement.
                     Conditions
------------------------------------------------------------------------------------------------------------------------------------

                                    Sch I-11

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
     NO.           REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

 4 (A-I), 14           (xix)           Reckson Portfolio Pool I         With respect to 225 High Ridge Road, soil and groundwater
    (A-C)                                                               contamination was identified at the property in connection
                   Environmental       Reckson Portfolio Pool II        with a heating oil UST, which was removed from the property
                     Conditions                                         in 1988 (prior to the construction of the current
                                                                        improvements), and the prior owner's use of chlorinated
                                                                        organic solvents for metalwork conducted at the property.
                                                                        Approximately 11,000 cubic yards of impacted soil was
                                                                        removed from the property by the former owner of the
                                                                        property, CBS Technologies. CBS Technologies also conducted site investigations under a Consent Order entered into with the Connecticut Department of Environmental Protection in
                                                                        1988, which Consent Order names CBS Technologies as the
                                                                        responsible party with respect to these matters. In
                                                                        addition, a groundwater recovery and treatment system was
                                                                        implemented in 1990 under the Consent Order, which is
                                                                        currently operated and maintained by CBS Technologies.
                                                                        According to the Phase I consultant, recent subsurface
                                                                        investigations conducted in 2005 identified that although a majority of the impacted soil was removed from the property, a small area is contaminated with extractable total
                                                                        petroleum hydrocarbons. The Phase I consultant recommended no further investigation at this time, but recommended that the former owner's environmental consultant be given access to the property to perform necessary testing and remediation in order to obtain regulatory closure with respect to the
                                                                        property. The borrower has obtained environmental insurance with respect to this matter. There can be no assurance that all contamination will be remedied, that CBS Technologies
                                                                        will continue to perform and pay for the required
                                                                        remediation work or that the environmental insurance policy will
------------------------------------------------------------------------------------------------------------------------------------

                                    Sch I-12

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
     NO.           REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

                                                                        be sufficient to cover all potential liability to the
                                                                        borrower with respect to this matter.
------------------------------------------------------------------------------------------------------------------------------------

     103                 (xix)         Walgreens - Dallas               No natural person or guarantor has provided an environmental indemnity; only Mortgagor executed the aforementioned
                    Environmental                                       agreement.
                     Conditions
------------------------------------------------------------------------------------------------------------------------------------

     N/A                (xxv)          All Properties                   The loan documents allow the borrower to incur certain trade payables and equipment financing up to a predetermined
                 Due-on-Encumbrance                                     amount, which is generally less than or equal to 5% of the loan amount.
------------------------------------------------------------------------------------------------------------------------------------

 4 (A-I), 14           (xxvi)          Reckson Portfolio Pool I         A permitted change of control with respect to Australian
   (A-C)                                                                Property Trust occurred.
                     Due-on-Sale       Reckson Portfolio Pool II
------------------------------------------------------------------------------------------------------------------------------------

     116               (xxvi)          67 North Main Street             Transfers among the three existing principals in excess of
                                                                        49% are permitted.
                     Due-on-Sale
------------------------------------------------------------------------------------------------------------------------------------

      7                (xxvi)          Bethesda Towers                  Permitted transfer, subject to conditions in related loan
                                                                        documents, (i) of direct or indirect interests between
                     Due-on-Sale                                        members of Borrower or between constituent entities of any member of Borrower or affiliates thereof, (ii) of direct or indirect interests in Borrower to an Institutional Investor,
                                                                        (iii) by any person holding an indirect interest in Borrower to a non-minor member of the immediate family of such person or a related trust, (iv) to the control of one or more
                                                                        Qualified Borrower Managers or (v) by an Associate Manager
                                                                        of all or any portion of its membership interest in Moore
                                                                        East-West Investors LLC.
------------------------------------------------------------------------------------------------------------------------------------

 101, 103, 90           (xxvi)         Eckerd - Southern Pines          A transfer of all of any portion of the direct or indirect interests in the related borrower to any affiliates of UBS
                     Due-on-Sale       Walgreens-Dallas                 Real Estate Investments Inc. or UBS AG (or to any entities in which either of UBS Real Estate Investments Inc. or UBS
                                       Walgreens - Anderson             AG (or any
------------------------------------------------------------------------------------------------------------------------------------

                                    Sch I-13

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
     NO.           REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

                                                                        affiliates of either party) holds a direct or indirect
                                                                        interest or investment) is permitted without the prior
                                                                        consent of the related lender.
------------------------------------------------------------------------------------------------------------------------------------

     N/A               (xxvi)          All Properties                   Most of the loan documents provide that transfers of direct and/or indirect interest in the related Mortgagor and/or the
                     Due-on-Sale                                        related Mortgaged Property upon the death of any natural
                                                                        person which holds such interest(s) will not constitute a
                                                                        transfer of direct and/or indirect interest in Mortgagor
                                                                        and/or Mortgaged Property so long as, among other things as set forth in loan documents: (i) all of the direct and/or
                                                                        indirect interests of such decedent in the Mortgagor and/or the Mortgaged Property are held and remain the property of the legal representative of such decedent's estate; (ii) the
                                                                        Mortgaged Property continues to be managed in a manner
                                                                        acceptable to the mortgagee and (iii) within thirty (30)
                                                                        days of such death, Mortgagor delivers notice thereof to the mortgagee and thereafter provides the mortgagee with such
                                                                        information as may be reasonably requested by the mortgagee as to the continued management of the Mortgaged Property.
------------------------------------------------------------------------------------------------------------------------------------

 4 (A-I), 14           (xxvii)         Reckson Portfolio Pool I         Represents more than 5% of the pool balance.
   (A-C)
                      Mortgagor        Reckson Portfolio Pool II
                    Concentration
------------------------------------------------------------------------------------------------------------------------------------

     110                (xxx)          RV Ranch and Stor-More           A partial release of a portion of the Stor-More facility is permitted, without consideration, upon satisfaction of
    (A-B)         Property Release                                      certain conditions.
------------------------------------------------------------------------------------------------------------------------------------

     103               (xxxi)          Walgreens - Dallas               After closing the borrower is required to obtain
                                                                        qualification to do business in the state where the property
                  Qualifications;                                       is located.
                 Licensing; Zoning
------------------------------------------------------------------------------------------------------------------------------------

                                    Sch I-14

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
     NO.           REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

     56                (xxxi)          Fleming, Highland and Eastway    Pursuant to a letter dated August 18, 2005 from the Town of
                                       Apartments                       Irondequoit there are the following code violations on the
    (A-C)         Qualifications;                                       Highland Bay property: (i) no dumpster enclosure; (ii)
                     Licensing;                                         garbage bags on the front lawn; and (iii) grass and weeds
                       Zoning                                           higher than six inches in areas. The borrower is required to correct these violations and obtain a letter from the Town of Irondequoit stating that there are no further violations on the property within 90 days from the date of closing.
------------------------------------------------------------------------------------------------------------------------------------

     101               (xxxi)          Eckerd - Southern Pines          After closing the borrower is required to obtain
                                                                        qualification to do business in the State where the property
                   Qualifications;                                      is located.
                      Licensing;
                        Zoning
------------------------------------------------------------------------------------------------------------------------------------

     87                (xxxi)          The Shoppes at Hunt Club         Certificates of Occupancy are not available with respect to a number of the tenants.
                  Qualifications;
                     Licensing;
                       Zoning
------------------------------------------------------------------------------------------------------------------------------------

 74, 112, 49           (xxxi)          Oak Orchard Mobile Home Park     Zoning noncompliance for lot sizes and setbacks.

                   Qualifications;     Northrup Mobile Home Park
                      Licensing;
                        Zoning

                                       Prestige Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------

     114               (xxxi)          Bayonne Mobile Home Park         The borrower does not have the proper licenses to operate a mobile home park. After closing, the borrower is required to
                  Qualifications;                                       provide lender with (i) a certificate of authority to do
                     Licensing;                                         business in New Jersey and (ii) licenses to operate a mobile
                       Zoning                                           home park in Bayonne, NJ in the borrowers' name.
------------------------------------------------------------------------------------------------------------------------------------

     15                (xxxi)          3200 Wilshire Boulevard          There is an order to comply issued by the city, which the
                                                                        borrower had advised has been cleared. The borrower is
                   Qualifications;                                      required to
------------------------------------------------------------------------------------------------------------------------------------

                                    Sch I-15

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
     NO.           REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

                  Licensing; Zoning                                     provide documents evidencing such clearance before the loan is funded.
------------------------------------------------------------------------------------------------------------------------------------

      75               (xxxi)          Meadowbrook Apartments           [No certificate of occupancy is available, but the city has confirmed that no violations are listed against the property
                   Qualifications;                                      with respect thereto.]
                  Licensing; Zoning
------------------------------------------------------------------------------------------------------------------------------------

      56               (xxxi)          Fleming, Highland and Eastway    [Only the Highland Bay certificate of occupancy is
                                       Apartments                       available].
    (A-C)          Qualifications;
                  Licensing; Zoning
------------------------------------------------------------------------------------------------------------------------------------

      19               (xxxi)          1155 Market Street               No certificate of occupancy is available. In addition: (a)
                                                                        the ground floor office use requires a conditional use
                   Qualifications;                                      permit, (b) there is a rear setback deficiency and (c) the
                  Licensing; Zoning                                     existing floor area ratio exceeds maximum basic floor area ratio permitted.
------------------------------------------------------------------------------------------------------------------------------------

     110               (xxxi)          RV Ranch and Stor-More           There is no certificate of occupancy for the RV Ranch
                                                                        because the property was not within city limits when
    (A-B)          Qualifications;                                      constructed and no certificate of occupancy was required.
                  Licensing; Zoning                                     The loan is recourse to the key principal for loss, cost or damage as a result of no certificate of occupancy having
                                                                        been issued.
------------------------------------------------------------------------------------------------------------------------------------

      80               (xxxi)          Phoenix Building                 There was no permanent certificate of occupancy for the
                                                                        building as of the closing. The borrower has a post closing
                   Qualifications;                                      obligation to obtain the permanent certificate of occupancy.
                  Licensing; Zoning                                     The borrower has advised that the fire inspection
                                                                        certificate is all that remains in order for the borrower to receive the permanent certificate of occupancy. Fees in
                                                                        connection with obtaining the fire inspection certificate
                                                                        are required to be paid out of the loan proceeds at closing.
                                                                        In addition, the final $100,000 remaining in the required
                                                                        repair reserve is not required to be released to the
                                                                        borrower until a permanent certificate of occupancy is
                                                                        delivered to the
------------------------------------------------------------------------------------------------------------------------------------

                                    Sch I-16

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
      NO.          REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

                                                                        lender.
------------------------------------------------------------------------------------------------------------------------------------

      19               (xxxii)         1155 Market Street               There is no provision in the loan documents that requires
                                                                        the borrower, if it obtains audited financial statements, to
                 Property Financial                                     deliver copies to the lender. The financial statements need
                     Statements                                         only be certified by the chief financial officer of the
                                                                        borrower.
------------------------------------------------------------------------------------------------------------------------------------

 74, 112, 49          (xxxiii)         Oak Orchard Mobile Home Park,    The borrower is a recycled special purpose entity.
                                       Northrup Mobile Home Park and
   56(A-C)         Single Purpose      Prestige Mobile Home Park
                       Entity
                                       Fleming, Highland and Eastway
                                       Apartments
------------------------------------------------------------------------------------------------------------------------------------

      85              (xxxiii)         McClellan Hospital Building      The borrower is a recycled special purpose entity.

                   Single Purpose
                        Entity
------------------------------------------------------------------------------------------------------------------------------------

      7               (xxxiii)         Bethesda Towers                  The grantor under the indemnity deed of trust and the
                                                                        guarantor under the payment guaranty therein is an entity
                   Single Purpose                                       formed on July 23, 1999 for the purpose of owning the
                       Entity                                           related mortgaged real property. In order to avoid liability for applicable transfer taxes that would otherwise be due, the related borrower purchased 100% of the equity interests in the grantor on August 17, 2005 rather than effectuate a transfer of the fee title to the related mortgaged real
                                                                        property itself. Therefore, such borrower is not a newly
                                                                        formed special purpose entity.
------------------------------------------------------------------------------------------------------------------------------------

     110               (xxxv)          RV Ranch and Stor-More           There is an outstanding claim by Maverick Materials for a
                                                                        sum of less than $10,000. Funds sufficient to pay the claim
    (A-B)         Legal Proceedings                                     in full have been escrowed.
------------------------------------------------------------------------------------------------------------------------------------

      88               (xxxix)         CVS - Margate                    The property falls within zone AH.

                    Flood Hazard
------------------------------------------------------------------------------------------------------------------------------------

                                    Sch I-17

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
      NO.          REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

                      Insurance
------------------------------------------------------------------------------------------------------------------------------------

     132               (xxxix)         Golden Triangle Mobile Home      The property is partially located in a flood zone and, due
                                       Park                             to the lack of improvements thereon, no insurance was
                    Flood Hazard                                        required.
                      Insurance
------------------------------------------------------------------------------------------------------------------------------------

      8                 (xl)           Cherryvale Mall                  There is no deferred maintenance reserve. The borrower
                                                                        covenanted to complete the repairs, which are estimated to
                     Engineering                                        cost approximately $28,000.
                     Assessments
------------------------------------------------------------------------------------------------------------------------------------

     103               (xlii)          Walgreens - Dallas               After closing, the borrower is required to obtain
                                                                        qualification to do business in the state where the property
                  Licenses, Permits                                     is located.
                 and Authorizations
------------------------------------------------------------------------------------------------------------------------------------

     101               (xlii)          Eckerd - Southern Pines          After closing, the borrower is required to obtain
                                                                        qualification to do business in North Carolina.
                  Licenses, Permits
                 and Authorizations
------------------------------------------------------------------------------------------------------------------------------------

      56               (xlii)          Fleming, Highland and Eastway    Pursuant to a letter dated August 18, 2005 from the Town of
                                       Apartments                       Irondequoit there are the following code violations on the
    (A-C)         Licenses, Permits                                     Highland Bay property: (i) no dumpster enclosure; (ii)
                 and Authorizations                                     garbage bags on the front lawn; and (iii) grass and weeds
                                                                        higher than six inches in areas. The borrower is required to correct these violations and obtain a letter from the Town of Irondequoit stating that there are no further violations on the property within 90 days from the date of closing.
------------------------------------------------------------------------------------------------------------------------------------

      87               (xlii)          The Shoppes at Hunt Club         Certificates of Occupancy are not available with respect to a number of the tenants C.O. for just few tenants.
                  Licenses, Permits
                 and Authorizations
------------------------------------------------------------------------------------------------------------------------------------

 74, 112, 49           (xlii)          Oak Orchard Mobile Home Park     Zoning noncompliance for lot sizes and setbacks.

                  Licenses, Permits
------------------------------------------------------------------------------------------------------------------------------------

                                    Sch I-18

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
     NO.           REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

                 and Authorizations    Northrup Mobile Home Park

                                       Prestige Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------

     114               (xlii)          Bayonne Mobile Home Park         The borrower does not have the proper licenses to operate a mobile home park. After closing, the borrower is required to
                  Licenses, Permits                                     provide lender with (i) a certificate of authority to do
                 and Authorizations                                     business in New Jersey and (ii) licenses to operate a mobile home park in Bayonne, NJ in the borrowers' name.
------------------------------------------------------------------------------------------------------------------------------------

      15               (xlii)          3200 Wilshire Boulevard          There is an order to comply issued by the city, which the
                                                                        borrower had advised has been cleared. The borrower is
                  Licenses, Permits                                     required to provide documents evidencing such clearance
                 and Authorizations                                     before the loan is funded.
------------------------------------------------------------------------------------------------------------------------------------

      75               (xlii)          Meadowbrook Apartments           No certificate of occupancy is available, but the city has confirmed that no violations are listed against the property
                  Licenses, Permits                                     with respect thereto.
                 and Authorizations
------------------------------------------------------------------------------------------------------------------------------------

      56               (xlii)          Fleming, Highland and Eastway    Only the Highland Bay certificate of occupancy is available.
                                       Apartments
    (A-C)         Licenses, Permits
                 and Authorizations
------------------------------------------------------------------------------------------------------------------------------------

      19               (xlii)          1155 Market Street               No certificate of occupancy is available. In addition: (a)
                                                                        the ground floor office use requires a conditional use
                  Licenses, Permits                                     permit, (b) there is a rear setback deficiency and (c) the
                 and Authorizations                                     existing floor area ratio exceeds maximum basic floor area ratio permitted.
------------------------------------------------------------------------------------------------------------------------------------

     110               (xlii)          RV Ranch and Stor-More           There is no certificate of occupancy for the RV Ranch
                                                                        because the property was not within city limits when
    (A-B)         Licenses, Permits                                     constructed and no certificate of occupancy was required.
                 and Authorizations                                     The loan is recourse to the key principal for loss,
------------------------------------------------------------------------------------------------------------------------------------

                                    Sch I-19

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
     NO.           REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

                                                                        cost or damage as a result of no certificate of occupancy
                                                                        having been issued.
------------------------------------------------------------------------------------------------------------------------------------

      85                (xlv)          McClellan Hospital Building      The fee owner has the right to purchase the leasehold
                                                                        interest of the borrower in 2016 for an amount equal to 90%
                 Leasehold Interest                                     of the fair market value thereof; provided, however, that
                        Only                                            the purchase price will not be less than the total of the
                                                                        then outstanding principal balance of the loan plus all
                                                                        other amounts due and payable under the Loan as defined in the related Note and Mortgage.
------------------------------------------------------------------------------------------------------------------------------------

      85                (xlv)          McClellan Hospital Building      St. Clare's Hospital of Schenectady, N.Y. is the fee owner of the mortgaged real property. The hospital ground leased
                 Leasehold Interest                                     the mortgaged real property to the related borrower. In
                        Only                                            order to obtain certain tax benefits, (i) the related
                                                                        borrower assigned its leasehold interest to the City of
                       (xlvi)                                           Schenectady Industrial Development Agency (the "IDA") and
                                                                        (ii) the related borrower and the IDA entered into an
                   Fee Simple and                                       installment sales agreement, which agreement grants the
                 Leasehold Interest                                     related borrower a present right to use and occupy the
                                                                        premises. The related mortgage loan is secured by a mortgage encumbering (i) all of borrower's interests in the property, and (ii) the IDA's leasehold interest in the property. Both the IDA and the related borrower are signing the mortgage.
                                                                        In addition, the lender received (i) a collateral assignment of the installment sales contract, and (ii) an agreement,
                                                                        executed by the IDA, granting the lender notice and cure
                                                                        rights with respect to a default by the related borrower,
                                                                        and the right to a new installment sales contract in the
                                                                        event of a foreclosure of the related borrower's interest in the property but not the interest of the IDA therein. The
                                                                        ground lease and landlord 's agreement contain certain
                                                                        leasehold mortgagee protections.
------------------------------------------------------------------------------------------------------------------------------------

                                    Sch I-20

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
     NO.           REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

    74, 49             (xlvii)         Oak Orchard Mobile Home Park     The property is served by an on-site sewer/septic system and absorption field
                 Tax Lot; Utilities    Prestige Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------

      79               (xlvii)         Lakes Estates                    The property is served by well water and an on-site
                                                                        sewer/septic system and absorption field. Each has been
                 Tax Lot; Utilities                                     inspected and has the relevant permits.
------------------------------------------------------------------------------------------------------------------------------------

     132               (xlvii)         Golden Triangle Mobile Home      The property is served by a private sewer treatment plant.
                                       Park                             Such plant has all necessary governmental  permits.
                 Tax Lot; Utilities
------------------------------------------------------------------------------------------------------------------------------------

 4 (A-I), 14          (xlviii)         Reckson Portfolio Pool I         Partial defeasance is allowed at 110% of the allocated loan
     (A-C)                                                              amounts for certain non-core assets.
                     Defeasance        Reckson Portfolio Pool II
------------------------------------------------------------------------------------------------------------------------------------

      8                 (li)           Cherryvale Mall                  The payment date is the 5th day of the month with 5 days of grace after notice.
                      Due Date
------------------------------------------------------------------------------------------------------------------------------------

      101                (liv)         Eckerd - Southern Pines          An affiliate of the Seller owns 100% equity in the borrower.
                                                                        Walgreens-St. Louis, Walgreens-Rochester and Eckerd -
                    No Ownership                                        Southern Pines are indirectly under common ownership.
                     Interest in
                      Mortgagor
------------------------------------------------------------------------------------------------------------------------------------

   103, 90              (liv)          Walgreens - Dallas               The Seller owns 100% of the indirect interests in the
                                                                        borrower.
                    No Ownership       Walgreens - Anderson
                     Interest in
                      Mortgagor
------------------------------------------------------------------------------------------------------------------------------------

   103, 90              (lv)           Walgreens - Dallas               The Seller also indirectly owns Walgreens-St. Louis and
                                                                        Eckerd - Southern Pines.
                   No Undisclosed      Walgreens - Anderson
                  Common Ownership
------------------------------------------------------------------------------------------------------------------------------------

   104, 116              (lv)          107 Pacific Avenue and 67        The properties have common principal owners.
                                       North Main Street
------------------------------------------------------------------------------------------------------------------------------------

                                    Sch I-21

------------------------------------------------------------------------------------------------------------------------------------
   CONTROL
     NO.           REPRESENTATION                 PROPERTY                                          ISSUE
------------------------------------------------------------------------------------------------------------------------------------

                   No Undisclosed
                  Common Ownership
------------------------------------------------------------------------------------------------------------------------------------

   74, 112              (lv)           Oak Orchard Mobile Home Park     The properties are indirectly under common ownership.
                                       and Northrup Mobile Home Park

   56(A-C)         No Undisclosed
                  Common Ownership     Fleming, Highland and Eastway
                                       Apartments
------------------------------------------------------------------------------------------------------------------------------------

     114                (lv)           Bayonne Mobile Home Park         The borrowers are related.

 4 (A-I), 14       No Undisclosed      Reckson Portfolio Pool I and
    (A-C)         Common Ownership     Reckson Portfolio Pool II

 74, 112, 49,                          Oak Orchard Mobile Home Park,
   56(A-C)                             Northrup Mobile Home Park,
                                       Prestige Mobile Home Park and
                                       Fleming, Highland and Eastway
                                       Apartments
------------------------------------------------------------------------------------------------------------------------------------

                                    Sch I-22

                                    EXHIBIT C

                                      NONE

                                     Exh C-1

                                   EXHIBIT C-1

                  OPINION OF CADWALADER, WICKERSHAM & TAFT LLP

                 [CADWALADER, WICKERSHAM & TAFT LLP LETTERHEAD]

                                November 4, 2005

Addressees listed on Schedule A

Re: LB-UBS Commercial Mortgage Trust 2005-C7, Commercial Mortgage Pass-Through
    Certificates, Series 2005-C7

Ladies and Gentlemen:

          We are rendering this opinion pursuant to the Mortgage Loan Purchase
Agreement, dated as of October 25, 2005 (the "MLPA"), among UBS Real Estate
Investments Inc., as seller (the "Seller"), UBS Principal Finance LLC, as an additional party ("UBSPF") and Structured Asset Securities Corporation II, as
purchaser ("SASC").

          We have acted as special counsel to the Seller in connection with the following transactions: (i) the sale by the Seller, and the purchase by SASC, of multifamily and commercial mortgage loans in the principal amount of approximately $[768,578,874.17] (the "UBS Mortgage Loans"), pursuant to the
MLPA; (ii) the execution by the Seller of the UBS Indemnification Agreement,
dated as of October 25, 2005 (the "Indemnification Agreement"), by and among the
Seller, UBS Americas Inc. ("UBS Americas" and, together with the Seller, the
"UBS Entities"), SASC and the Underwriters (as defined below); and (iii) the acknowledgement by the Seller of certain sections of the Underwriting Agreement, dated as of October 25, 2005 (the "Underwriting Agreement"), by and among SASC,
UBS Securities LLC ("UBS Securities") and Lehman Brothers Inc. ("Lehman", and
together with UBS Securities, the "Underwriters"), and acknowledged with respect to certain sections by the Seller and Lehman Brothers Holdings Inc. ("LBHI").

          We have also acted as special counsel to UBS Americas in connection with the execution by UBS Americas of the Indemnification Agreement and to UBSPF
in connection with the execution by UBSPF of the MLPA.

          The MLPA, the Indemnification Agreement and the Underwriting Agreement
are collectively referred to herein as the "Agreements." Capitalized terms not defined herein have the respective meanings set forth in the MLPA.

          In rendering the opinions set forth below, we have examined and, as to factual matters relevant to the opinions set forth below, relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Agreements and such certificates, corporate and public records, agreements, instruments and other documents, including, among other things, the documents and agreements delivered at the closing of the purchase and sale of the Certificates (the "Closing"), as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all

                                    Exh C-1-1

documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to the opinions expressed below that were not known to us, we have relied upon statements, certificates and representations of officers and other representatives of the UBS Entities, UBSPF, SASC and the Underwriters, including those contained in the Agreements and other documents, certificates, agreements and opinions delivered at the Closing, and of public officials. In addition, with respect to the opinions referred to in paragraphs 8(c), 8(d) and 9 below, such opinions are based solely on the Seller Officer's Certificate and the UBS
Americas Officer's Certificate referred to below, a review of the items, if any, identified as exceptions in the exhibits to such certificates, conversation with internal counsel for each of the UBS Entities, and the actual knowledge of attorneys who conducted such review, had such conversations and/or customarily represent the UBS Entities in real estate lending transactions, financing transactions, and/or transactions similar to those contemplated by the
Agreements. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinion, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the UBS Entities, UBSPF and others in connection with the preparation and delivery of this letter.

          In particular, we have examined and relied upon:

          1.   the MLPA;

          2.   the Underwriting Agreement;

          3.   the Indemnification Agreement;

          4.   the officer's certificate of Seller, dated the date hereof (the
               "Seller Officer's Certificate"); and

          5.   the officer's certificate of UBS Americas, dated the date hereof
               (the "UBS Americas Officer's Certificate").

          References in this letter to "Applicable Laws" shall mean those laws, rules and regulations of the State of New York and of the United States of
America which, in our experience, are normally applicable to transactions of the type contemplated by the Agreements, as well as the General Corporation Law of the State of Delaware with respect to the opinions referred to in paragraphs 1 through 4, 8(a), 8(b)(i), 8(c) and 8(d) below. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinions expressed herein. Except as described we have neither examined nor do we express any opinion with respect to Delaware law. References in this letter to the term "Governmental Authorities" means executive, legislative, judicial, administrative or regulatory bodies of the State of New York or the
United States of America. References in this letter to the term "Governmental
Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

          We have also assumed, except as to the UBS Entities, that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties

                                    Exh C-1-2

are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and, except as to the UBS Entities and UBSPF, that such documents, agreements and instruments are legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms. As used herein, "to our knowledge," "known to us" or words of similar import mean the actual knowledge, without independent investigation (except as expressly set forth herein), of any lawyer in our firm actively involved in the transactions contemplated by the Agreements.

          We express no opinion concerning any law other than Applicable Law.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. Each of the Agreements has been duly authorized, executed and delivered by the Seller.

          2. The Indemnification Agreement has been duly authorized, executed and delivered by UBS Americas.

          3. The Seller is a corporation validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to enter into and perform its obligations under the Agreements.

          4. UBS Americas is a corporation validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to enter into and perform its obligations under the Indemnification
     Agreement.

          5. Each of the MLPA and the Underwriting Agreement constitutes the legal, valid and binding agreement of the Seller, and the MLPA constitutes the legal, valid and binding agreement of UBSPF, enforceable against the
     Seller or UBSPF, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors'
     rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that (a) the enforcement of rights with respect to indemnification and contribution obligations and (b) provisions (i) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set off or (ii) relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy.

          6. Neither the consummation by UBSPF of any of the transactions contemplated by the MLPA nor the execution, delivery and performance of the terms of the MLPA by UBSPF will conflict with, or result in the violation of, any New York State or federal law that is applicable to UBSPF.

          7. The execution, delivery and performance by UBSPF of the MLPA and the consummation by UBSPF of the transactions contemplated under the MLPA do not require any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory bodies of the United States of
     America pursuant to those laws, rules and regulations of the United States of America which, in

                                    Exh C-1-3

     our experience are normally applicable to transactions of the type contemplated by the MLPA, to be obtained by UBSPF except those that may be required under state securities or blue sky laws, and such other approvals that have been obtained and, to our knowledge, are in effect.

          8. None of the sale of the UBS Mortgage Loans, the consummation by either UBS Entity of any of the other transactions contemplated by the
     Agreements to which it is a party or the execution, delivery and performance by each UBS Entity of the terms of the Agreements to which it is a party, (a) will require any Governmental Approval to be obtained or made on the part of either UBS Entity, the absence of which would have a material adverse effect on such UBS Entity or the transactions contemplated by the Agreements, except those that may be required under state securities or blue sky laws, and except for such other approvals that have been obtained and, to our knowledge, are in full force and effect, (b) will conflict with, or result in a violation of, any provision of (i) either UBS
     Entity's certificate of incorporation or bylaws or (ii) any Applicable Laws applicable to either UBS Entity, (c) will, to our knowledge, breach, constitute a default under, require any consent under, or result in the acceleration or require prepayment of any indebtedness pursuant to the terms of, any agreement or instrument to which either UBS Entity is a party or by which it is bound or to which it is subject, or result in the creation or imposition of any lien upon any property of either UBS Entity pursuant to the terms of any such agreement or instrument, any of which occurrences, either in any one instance or in the aggregate, would call into question the validity of any Agreement to which it is a party or be reasonably likely to impair materially the ability of such UBS Entity to perform under the terms of any Agreement to which it is a party or (d)
     will, to our knowledge, breach or result in a violation of, or default under, any material judgment, decree or order that is applicable to either
     UBS Entity and is issued by any Governmental Authority having jurisdiction over either UBS Entity or any of its properties.

          9. To our actual knowledge, there is no legal or governmental action, investigation or proceeding pending or threatened against either UBS Entity
     (a) asserting the invalidity of the Agreements to which it is a party, (b)
     seeking to prevent the consummation of any of the transactions provided for in the Agreements, or (c) that would materially and adversely affect (i)
     the ability of either UBS Entity to perform its obligations under, or the validity or enforceability (with respect to either UBS Entity) of, the
     Agreements to which it is a party or (ii) any rights with regard the
     Mortgaged Properties or the Mortgage Loans. For purposes of the opinion set forth in this paragraph, we have not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has communicated in writing to a UBS Entity a present intention to initiate such actions, investigations or proceedings against such UBS Entity.

          We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. Without our prior written consent, this letter is not to be relied upon, used, circulated, quoted or otherwise referred to by, or assigned to, any other person (including any person that acquires any Certificates from you or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction)) or for any other purpose. In addition, we disclaim any obligation to update this letter for changes in fact or law, or otherwise.

                                Very truly yours,

                                    Exh C-1-4

                                   SCHEDULE A

Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York 10019

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

ABN AMRO Bank N.V
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Fitch Ratings, Inc.
One State Street Plaza, 32nd Floor
New York, New York 10004

                                    Exh C-1-5

                                   EXHIBIT C-2

                 OPINION OF IN-HOUSE COUNSEL TO ADDITIONAL PARTY

                     [UBS Principal Finance LLC LETTERHEAD]

                                November 4, 2005

TO THE PERSONS ON
THE ATTACHED SCHEDULE A

     LB-UBS Commercial Mortgage Trust 2005-C7, Commercial Mortgage Pass-Through
          Certificates, Series 2005-C7

Ladies and Gentlemen:

          I am Executive Director and Counsel of UBS AG. UBS Principal Finance
LLC, a Delaware limited liability company ("UBSPF"), is a wholly owned subsidiary of UBS AG. I have been asked to deliver this opinion in connection with (i) the sale by UBS Real Estate Investments Inc. ("UBSREI") and the purchase by Structured Asset Securities Corporation II ("SASC") of certain multi-family and commercial mortgage loans, pursuant to a Mortgage Loan Purchase
Agreement, dated as of October 25, 2005 (the "Agreement"), by and among SASC, as purchaser, UBSREI, as seller, and UBSPF, as additional party. Capitalized terms used and not otherwise defined herein have the meanings given to them in the
Agreement.

          I, or others under my supervision, have examined such documents as I believe are necessary or appropriate for the purposes of this opinion, including the certificate of formation, incumbency resolution and limited liability company agreement adopted by the members of UBSPF and the Agreement and all exhibits thereto. In reaching such opinions, I have assumed without investigation, except as expressly set forth below, that there are no facts inconsistent with the assumptions made in paragraphs A through D below.

          A. All signatures of parties, other than UBSPF, on all documents are genuine. Each person executing any such instrument, document or agreement, whether individually or on behalf of a firm or other business entity, other than
UBSPF, is duly authorized to do so.

          B. All documents submitted as original are authentic, and all photostatic copies, and all copies certified by a governmental custodian or a party to the transaction, conform to authentic original documents.

          C. All natural persons, including all persons acting on behalf of a business entity, are legally competent.

                                    Exh C-2-1

          D. All other parties to documents, other than UBSPF, have the requisite power and authority to consummate the transactions contemplated by the
Agreement and to execute and deliver the applicable documents.

          Based on my review of the foregoing and such other considerations of law and fact as I believe to be relevant, and subject to the limitations, assumptions and qualifications set forth herein, I am of the opinion that:

          1. The Agreement has been duly authorized, executed and delivered by
UBSPF.

          2. UBSPF is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to enter into and perform its obligations under the Agreement.

          3. The execution, delivery and performance of the terms of the
Agreement will not result in the breach or violation of or a default under any material order or decree of any court, regulatory body, administrative agency or governmental body having jurisdiction over UBSPF and known to me as being applicable to UBSPF.

          4. There is no action, suit or proceeding against, or investigation of, UBSPF pending or, to my knowledge, threatened against UBSPF before any court, administrative agency or other tribunal which, either individually or in the aggregate, (a) asserts the invalidity of the Agreement, (b) seeks to prevent the consummation of any of the transactions contemplated by the Agreement or (c)
would materially and adversely affect (i) the performance by UBSPF of its obligations under, or the validity or enforceability of, the Agreement, or (ii)
any rights with regard to the Mortgaged Properties or the Mortgage Loans.

          5. No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body, of which
I have actual knowledge, the absence of which would have a material adverse effect on UBSPF or the transactions contemplated by the Agreement, is required on the part of UBSPF for the execution, delivery or performance by UBSPF of the
Agreement, except those which have been obtained and are in full force and effect.

          6. The execution, delivery and performance by UBSPF of, and the consummation of the transactions contemplated by, the Agreement do not and will not result in a breach of any term or provision of the certificate of formation or limited liability company agreement of UBSPF or in a breach of, constitute a default under, require any consent under, or result in the acceleration or require prepayment of any indebtedness pursuant to the terms of, any agreement or instrument, of which I have actual knowledge, to which UBSPF is a party or by which it is bound or to which it is subject, or result in the creation or imposition of any lien upon any property of UBSPF pursuant to the terms of any such agreement or instrument, any of which occurrences, either in any one instance or in the aggregate, would call into question the validity of the
Agreement or be reasonably likely to impair materially the ability of UBSPF to perform under the terms of the Agreement.

                                    Exh C-2-2

          In addition to the qualifications set forth above, the opinions herein are also subject to the following qualifications:

          1. I am a member of the Bar of the State of New York, and the opinions expressed herein concern only the laws of the State of New York, as currently in effect, the limited liability company law of the State of Delaware, as currently in effect, and solely with respect to paragraphs 3 and 4 above, the federal laws of the United States of America, as currently in effect.

          2. I assume no obligation to supplement this opinion if, after the date hereof, any applicable laws change or I become aware of any facts that might change the opinions set forth herein.

          3. The opinions are limited to the matters set forth in this letter.
No other opinions should be inferred beyond the matters expressly stated.

          The opinions expressed in this letter may be relied upon solely by the addressees hereof solely with respect to the transactions described in the
Agreement, and may not be relied upon by any other person or entity, without my specific prior written consent.

                                        Sincerely,

                                        Greg Walker
                                        Executive Director

                                    Exh C-2-3

                                   SCHEDULE A

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York 10019

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041

Fitch, Inc.
One State Street Plaza
New York, New York 10004

ABN AMRO Bank N.V.
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

                                    Exh C-2-4

                                    EXHIBIT D

                                      NONE